UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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The Nasdaq Stock Market, Inc.

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THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 25, 2005

To the holders of voting securities of The Nasdaq Stock Market, Inc.:

Please take notice that the annual meeting of stockholders of The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), will be held at Nasdaq’s headquarters, One Liberty Plaza, 50th floor, New York, New York, on May 25, 2005, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached proxy statement:

1.	To elect five Class 2 directors;

2.	To approve the reorganization of Nasdaq into a new holding company structure through the transfer of all or substantially all of Nasdaq’s assets and liabilities to one or more of its subsidiaries;

3.	To amend Nasdaq’s Restated Certificate of Incorporation to provide for the annual election of directors;

4.	To ratify the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

5.	To transact such other business as may come before the annual meeting or any adjournment or postponement thereof.

You are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at this meeting. The Board of Directors of Nasdaq has fixed the close of business on March 31, 2005 as the record date for the determination of holders (the “Holders”) of the common stock, par value $0.01 per share and Series B Preferred Stock, par value $0.01 per share (collectively, the “Nasdaq Securities”) entitled to vote at the annual meeting. Only Holders of record at the close of business on the record date will be entitled to notice of, and to vote at, the meeting or any postponement or adjournment thereof. A list of these Holders will be available at Nasdaq’s headquarters, One Liberty Plaza, New York, New York, at least 10 days before the annual meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR NASDAQ SECURITIES IN ONE OF THE FOLLOWING WAYS:

•	MARK, SIGN, DATE, AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

•	USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card (this call is toll-free in the United States and Canada); or

•	VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.

IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY VOTED YOUR NASDAQ SECURITIES BY PROXY.

By Order of the Board of Directors,

Robert Greifeld President and Chief Executive Officer

THE NASDAQ STOCK MARKET, INC.

One Liberty Plaza

New York, New York 10006

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2005

This proxy statement and the accompanying proxy card are being furnished to the holders (the “Holders”) of the voting securities of The Nasdaq Stock Market, Inc., a Delaware corporation (“Nasdaq”), in connection with the solicitation of proxies by the Board of Directors of Nasdaq (the “Board of Directors” or the “Nasdaq Board”) for use in voting at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and any and all adjournments or postponements to this meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to the Holders on or about May 2, 2005.

THE ANNUAL MEETING

Date, Time, and Place. The annual meeting is scheduled to be held at Nasdaq’s headquarters at One Liberty Plaza, 50th floor, New York, New York, on May 25, 2005, at 10:00 a.m. local time.

Purpose. At the annual meeting, the Holders will be asked to consider and vote upon each of the following matters:

1.	To elect five Class 2 directors;

2.	To approve the reorganization of Nasdaq into a new holding company structure through the transfer of all or substantially all of Nasdaq’s assets and liabilities to one or more of its subsidiaries;

3.	To amend Nasdaq’s Restated Certificate of Incorporation to provide for the annual election of directors;

4.	To ratify the appointment of Ernst & Young LLP as Nasdaq’s independent registered public accounting firm for the fiscal year ending December 31, 2005; and

5.	To transact such other business as may come before the annual meeting or any adjournment or postponement thereof.

Who Can Vote. Only Holders of record of Nasdaq’s common stock, par value $0.01 per share, and Series B Preferred Stock, par value $0.01 per share (the “Series B Stock”) (together with the common stock, the “Nasdaq Securities”) listed on the books of Nasdaq at the close of business on March 31, 2005, the record date, will be entitled to notice of, and to vote at, the annual meeting. Holders of warrants issued by the National Association of Securities Dealers, Inc. (“NASD”) who have exercised warrants for shares of common stock will not be able to vote these shares at the annual meeting. Pursuant to a voting trust agreement dated June 28, 2000, as amended, among Nasdaq, NASD, The Bank of New York and Mellon Investor Services, LLC, NASD retains the right to vote the shares of common stock received upon exercise of warrants until Nasdaq is approved for registration as a national securities exchange by the U.S. Securities and Exchange Commission (the “SEC”). Warrant holders who have exercised warrants for shares of common stock will receive the proxy statement and annual report to stockholders for informational purposes, but will not receive a proxy card for these shares of common stock.

As of the record date, there were outstanding 79,453,556 shares of common stock (including shares of restricted common stock entitled to vote at the annual meeting) and one share of Series B Stock. NASD owns the one share of Series B Stock.

The enclosed proxy card shows the number of Nasdaq Securities that you are entitled to vote. Your individual vote is confidential and will not be disclosed to third parties.

Quorum. A quorum must be present in person or by proxy at the annual meeting. The Holders of a majority of the votes that Holders are entitled to cast constitute a quorum at the annual meeting. If you have returned valid proxy instructions or attend the meeting in person, your Nasdaq Securities will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum.

How Votes Are Counted. Each share of common stock outstanding on the record date is entitled to one vote on each matter that may be brought before the annual meeting, subject to the voting limitation in the Certificate of Incorporation that generally prohibits a Holder, other than NASD, from voting in excess of 5% of the total voting power of Nasdaq. The share of Series B Stock is entitled to a number of votes that, together with all other votes entitled to be cast by the holder of the Series B Stock, is equal to one vote more than one-half of all votes entitled to be cast by all Holders as of the record date.

Holders of Nasdaq Securities (common stock and Series B Stock) vote together as a single class on all matters submitted to a vote of stockholders. As a result, the affirmative vote by NASD of the common stock and Series B Stock that it controls in favor of the proposals being submitted for approval of the Holders at the annual meeting will result in approval of such proposals, with the exception of the proposal to amend the Certificate of Incorporation, which requires the affirmative vote of the Holders of 66 2/3% of the total number of votes of the Nasdaq Securities entitled to vote on that proposal.

Required Vote. If a quorum is present at the annual meeting, the five nominees for director receiving the greatest number of votes (a plurality) will be elected. Abstentions and broker non-votes will not be considered in determining whether director nominees have received the requisite number of affirmative votes. For the proposal regarding a holding company structure for Nasdaq, approval will require the affirmative votes of the Holders of a majority of the total number of the votes of the Nasdaq Securities entitled to vote on the proposal. The vote to approve an amendment to the Certificate of Incorporation will require the affirmative vote of the Holders of 66 2/3% of the total number of votes of the Nasdaq Securities entitled to vote on that proposal. For these last two proposals, abstentions will have the effect of a vote “Against” such proposals, and broker non-votes, although counted for purposes of determining the presence of a quorum, will have the effect of a vote “Against” such proposals. The vote to ratify Nasdaq’s independent registered public accounting firm will require a majority of votes of the Nasdaq Securities present and entitled to vote at the annual meeting. For this proposal, abstentions will have the effect of a vote “Against” such proposal, and broker non-votes, although counted for purposes of determining the presence of a quorum, will have the effect of a vote neither for nor against such proposal.

Form of Proxy. The proxy provides that each Holder may vote his or her Nasdaq Securities “For” the director nominees or to “Withhold Authority” for the individual nominees or for all of the nominees, and may vote “For” or “Against” or “Abstain” from voting with respect to each of the other proposals.

Voting by Proxy Holders. If you hold your Nasdaq Securities in your name as a holder of record, you may instruct the proxy holders how to vote your Nasdaq Securities by using the toll-free telephone number, the Internet website listed on the proxy card or by signing, dating, and mailing the proxy card in the postage paid envelope that we have provided to you. Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Nasdaq Securities as provided by those instructions. IF YOU RETURN A SIGNED PROXY WITHOUT SPECIFIC VOTING INSTRUCTIONS, YOUR NASDAQ SECURITIES WILL BE VOTED BY THE PROXY HOLDERS FOR THE ELECTION OF THE DIRECTORS AND FOR THE OTHER PROPOSALS SET FORTH HEREIN. If your Nasdaq Securities are held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter, you will receive instructions from your nominee, which you must follow to have your Nasdaq Securities voted. The broker, bank or other nominee may only vote the Nasdaq Securities that it holds for you as provided by your instructions.

Vote by Telephone. You may instruct the proxy holders how to vote your Nasdaq Securities by telephone by dialing, at no cost to you, the toll-free number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 24, 2005. You must enter your control number (printed on your proxy card above your name). You will then receive easy-to-follow voice prompts allowing you to instruct the proxy holders how to vote your Nasdaq Securities and to confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card. If you are located outside the United States and Canada, you should instruct the proxy holders how to vote your Nasdaq Securities by Internet or by mail.

Vote by Internet. You can also choose to instruct the proxy holders how to vote your Nasdaq Securities through the Internet. The website address for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. (E.D.T.) on May 24, 2005. As with telephone voting, you must enter your control number (printed on the proxy card above your name) and you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote through the Internet, you do not need to return your proxy card.

Vote by Mail. If you choose to vote by mail, simply mark your proxy card, sign and date it, and return it in the postage-paid envelope provided.

Voting on Other Matters. Nasdaq is not aware of any matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, the proxy holders will use their own judgment to determine how to vote your Nasdaq Securities. If the meeting is adjourned or postponed, your Nasdaq Securities may be voted by the proxy holders on the new meeting date as well, unless you have revoked your proxy instructions before that date.

How to Revoke Your Proxy Instructions. A proxy may be revoked at any time prior to the voting at the Annual Meeting. To revoke your proxy instructions, you must (1) so advise Nasdaq’s Corporate Secretary, Joan C. Conley, c/o The Nasdaq Stock Market, Inc., One Liberty Plaza, New York, New York, 10006, in writing before your Nasdaq Securities have been voted by the proxy holders at the meeting and (2) deliver to Nasdaq’s Corporate Secretary before the date of the annual meeting your revised proxy instructions, or otherwise submit a later dated proxy (including a proxy submitted by telephone or through the Internet). Alternatively, you can automatically revoke your proxy by attending the annual meeting and voting your Nasdaq Securities in person.

Cost of This Proxy Solicitation. Nasdaq will pay the cost of its proxy solicitation. Nasdaq will, upon request, reimburse brokers, banks, and other nominees for their reasonable expenses in sending proxy material to their principals and obtaining their proxies. Some of Nasdaq’s employees may also solicit Holders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. Mellon Investors Services has been retained to assist in soliciting proxies at a fee of $8,500 plus costs and expenses for these services. Your cooperation in promptly submitting your proxy by telephone, through the Internet or by completing and returning the enclosed proxy card to vote your Nasdaq Securities will help to avoid additional expense.

Attending the Annual Meeting. If you are a Holder of record and you plan to attend the annual meeting, please indicate this when you vote. If you are a beneficial owner of Nasdaq Securities held by a bank, broker or other nominee, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker, or other nominee are examples of proof of ownership. If you want to vote in person your Nasdaq Securities held in street name, you will have to obtain a proxy, executed in your favor, from the holder of record. You will need to provide proof of identification to gain entry to the annual meeting.

PROPOSAL I

ELECTION OF CLASS 2 DIRECTORS

The business and affairs of Nasdaq are managed under the direction of the Board of Directors. The Certificate of Incorporation establishes a classified Board of Directors, comprised of three classes of directors, with the directors of each class having three-year terms that expire at successive annual meetings. Class 2 directors are to be elected at the annual meeting by the Holders for terms expiring at the 2008 annual meeting of stockholders and upon their successors being duly elected and qualified. If, however, the Holders approve Proposal III to eliminate the classification of the Board of Directors, directors will be elected annually upon expiration of their current term. Therefore, if Proposal III is approved, the term of office for Class 2 directors will expire at our annual meeting in 2006 (instead of 2008). See Proposal III: Amend Nasdaq’s Certificate of Incorporation for more information on this proposal.

Pursuant to the Certificate of Incorporation and Nasdaq’s By-Laws, the Board of Directors may determine the total number of directors. The authorized size of the Board of Directors currently is 17 directors, consisting of five Class 1 directors, five Class 2 directors and seven Class 3 directors. The directors whose terms will expire at the annual meeting are: John P. Havens, Patrick Healy, Thomas G. Stemberg and Mary Jo White. Mr. Havens is retiring from the Nasdaq Board and will not stand for re-election at the annual meeting. Each of the other Class 2 directors has been nominated for re-election. In addition, Daniel Coleman and Merit E. Janow have been nominated by the Nominating Committee to stand for election as Class 2 directors at the annual meeting. Mr. Coleman was initially recommended to the Nominating Committee by a member of Nasdaq’s senior management. Professor Janow was initially recommended to the Nominating Committee by a member of that committee.

All nominees have consented to be named in this proxy statement and to serve on the Board of Directors, if elected. In the event that any nominee should not be available, the persons named in the proxy will vote for the other nominees and may vote for a substitute for the unavailable nominee.

Under Nasdaq’s By-Laws, all directors are classified as either Industry Directors, Non-Industry Directors, or Staff Directors (each as described below). In addition, Non-Industry Directors may also be classified as Public Directors or Issuer Representatives (each as described below). The number of Non-Industry Directors, including at least one Public Director and at least two representatives of Nasdaq-listed companies (an “Issuer Representative”), is required to equal or exceed the number of Industry Directors, unless the Board of Directors consists of nine or fewer directors. In such case only one director is required to be an Issuer Representative. Nasdaq establishes the classification of each director based on a questionnaire with specific questions related to each of the classifications discussed below. Nasdaq’s Corporate Secretary annually certifies to the Board of Directors the classification of each director.

The following is a general description of Nasdaq’s director classifications:

•

Industry Director means a director (excluding any two officers of Nasdaq, selected at the sole discretion of the Board of Directors, amongst those officers who may be serving as directors (the “Staff Directors”)) who (i) has served in the prior three years as an officer, director, or employee of a broker or dealer, excluding an outside director or a director not engaged in the day-to-day management of a broker or dealer; (ii) is an officer, director (excluding an outside director), or employee of an entity that owns more than 10% of the equity of a broker or dealer, and the broker or dealer accounts for more than 5% of the gross revenues received by the consolidated entity; (iii) owns more than 5% of the equity securities of any broker or dealer, whose investments in brokers or dealers exceed 10% of his or her net worth, or whose ownership interest otherwise permits him or her to be engaged in the day-to-day management of the broker or dealer; (iv) provides professional services to brokers or dealers, and such services constitute 20% or more of the professional revenues received by the director or member or 20% or more of the gross revenues received by the director’s or member’s firm or partnership; (v) provides professional services to a director, officer, or employee of a broker, dealer, or corporation that owns 50% or more of the voting stock of a broker or dealer, and such services relate to the director’s, officer’s or employee’s professional capacity and constitute 20% or more of the professional revenues received by the director or 20% or more of the gross revenues received by the director’s or member’s firm or partnership; or (vi) has a consulting or employment relationship with or provides professional services to the NASD, NASD Regulation, Inc. (“NASDR”), Nasdaq, or the American Stock Exchange LLC (“Amex”) or has had any such relationship or provided such services at any time within the prior three years.

•	Non-Industry Director means a director (excluding the Staff Directors) who is (i) a Public Director; (ii) an officer or employee of an issuer of Nasdaq-listed securities or securities traded in the over-the-counter market (“Issuer Representative”); or (iii) any other individual who would not be an Industry Director.

•	Public Director means a director who has no material business relationship with a broker or dealer or the NASD, NASDR, or Nasdaq and does not meet the definition of Industry Director set forth above.

Information With Respect to Director Nominees

Listed below are the nominees for Class 2 directors, including information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each as of the date of this proxy statement, and the year each was first elected a director of Nasdaq. Under Nasdaq’s current Certificate of Incorporation, the nominees are to serve for a three-year term expiring at the 2008 annual meeting and upon their successors being duly elected and qualified. If Proposal III is approved by Holders, however, the term of the Class 2 directors will expire at the 2006 annual meeting. Nasdaq is obligated by the terms of a securityholders agreement the “Securityholders Agreement,” dated April 22, 2005 between Nasdaq and Hellman & Friedman Capital Partners IV, L.P. and certain of its affiliated partnership, (collectively “Hellman & Friedman”), to nominate and generally use its best efforts to cause the election to the Board of Directors of one individual designated by Hellman & Friedman, subject to certain conditions. Mr. Healy has been designated by Hellman & Friedman as its candidate and has been nominated to the Nasdaq Board. The Board of Directors has determined that each of the nominees is considered independent of Nasdaq pursuant to the standards of independence applicable to companies listed on The Nasdaq National Market.

Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing the individuals identified in the table below as Class 2 directors of Nasdaq. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

Name	Age	Class	Position	Director Since
Daniel Coleman	40	2	Director	—
Patrick J. Healy	38	2	Director	2004
Merit E. Janow	46	2	Director	—
Thomas G. Stemberg	56	2	Director	2002
Mary Jo White	57	2	Director	2002

Class 2 Nominees

Daniel Coleman, an Industry Director nominee, has been a Managing Director and Head of Equities for the Americas at UBS Securities LLC, a broker-dealer subsidiary of UBS AG, since October 2004. Mr. Coleman has been a member of the firm’s Equities Management Committee since January 2002. Mr. Coleman has been with UBS Investment Bank and its predecessor firms for 18 years and has held several executive management positions, including Head of Equities Trading from June 2000 to October 2004. Previously, he served as Head of Client Trading from September 1997 to June 2000. Mr. Coleman serves on the board of The Options Clearing Corporation and is a former member of the Nasdaq Quality of Markets Committee.

Patrick J. Healy, a Non-Industry Director nominee, has been a member of the Nasdaq Board since February 2004. Mr. Healy is a Managing Director of Hellman & Friedman LLC and CEO of Hellman & Friedman Europe, Ltd., a private equity investment firm. Mr. Healy joined Hellman & Friedman in 1994, serving as Managing Director since January 1999 and previously as Principal from July 1994. Mr. Healy serves on the board of directors of ProSiebenSat 1 A.G. and Mondrian Investment Partners, Ltd.

Merit E. Janow, a Public Director nominee, has been a Professor at Columbia University’s School of International and Public Affairs (“SIPA”) since 1994. Professor Janow teaches advanced courses in international trade, World Trade Organization (“WTO”) law, comparative and antitrust law at Columbia Law School, and international economic policy at SIPA. She also serves as the Director of Columbia University’s Masters Program in International Affairs. Professor Janow is also one of seven members of the WTO’s Appellate Body. Since 2001, Professor Janow has served on the Board of Directors of the Capital Income Builder Fund and the World Growth and Income Fund of the American Funds family. For both funds, she serves on the Audit, Proxy, and Contracts Committees.

Thomas G. Stemberg, a Non-Industry Director nominee, has been a member of the Nasdaq Board since May 2002. Mr. Stemberg has been a Venture Partner with Highland Capital Partners, Inc., a private equity firm since March 2005. From February 2004 to March 2005, Mr. Stemberg served as non-executive Chairman of Staples, Inc., an office supply superstore retailer. From February 1988 to March 2005, Mr. Stemberg served as Chairman of Staples. He served as CEO of Staples from January 1986 to February 2002. Mr. Stemberg serves on the board of directors of PETsMART, Inc., Polycom, Inc., and CarMax, Inc.

Mary Jo White, a Public Director nominee, has been a member of the Nasdaq Board since May 2002. Ms. White has been a partner at the law firm of Debevoise & Plimpton LLP since April 2002, and served as the U.S. Attorney for the Southern District of New York from June 1993 until January 2002.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE CLASS 2 NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

Information With Respect to the Other Directors

The Class 1 directors have terms expiring at the 2007 annual meeting of stockholders and upon their successors being duly elected and qualified. The Class 3 directors have terms expiring at the 2006 annual meeting of stockholders and upon their successors being duly elected and qualified. Listed below are the continuing directors. Nasdaq is obligated by the terms of a Securityholders Agreement between Nasdaq and Silver Lake Partners to nominate and generally use its best efforts to cause the election to the Board of Directors of one individual designated by Silver Lake Partners, subject to certain conditions. Glenn H. Hutchins was designated by Silver Lake Partners and is being considered by Nasdaq’s Nominating Committee for nomination as a Class 1 Director to serve a term that expires at Nasdaq’s 2007 annual meeting of stockholders. Nasdaq anticipates appointing Mr. Hutchins to the Board of Directors on or before the annual meeting. The Board of Directors has determined that each of the directors listed below, with the exception of Mr. Greifeld, is considered independent of Nasdaq pursuant to the standards of independence applicable to companies listed on The Nasdaq National Market.

Listed below are the continuing directors, as well as Mr. Hutchins whom Nasdaq anticipates appointing to the Board of Directors on or prior to the annual meeting. In addition, set forth below is information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each, and the year each was first elected a director of Nasdaq.

Name	Age	Class	Position	Director Since
H. Furlong Baldwin	73	1	Chairman	2000
Michael Casey	59	3	Director	2001
Jeffery N. Edwards	44	3	Director	2004
Lon Gorman	56	3	Director	2003
Robert Greifeld	47	1	Director	2003
Glenn H. Hutchins	49	1	Director	—
John D. Markese	59	3	Director	1996
Thomas F. O’Neill	58	3	Director	2003
James S. Riepe	61	3	Director	2003
Arvind Sodhani	51	1	Director	1997
Fred D. Thompson	62	1	Director	2004
Deborah L. Wince-Smith	53	3	Director	2004

H. Furlong Baldwin, a Non-Industry Director, was elected non-executive Chairman of the Nasdaq Board effective May 2003 and has been a member of the board of directors since July 2000. Mr. Baldwin also served as a member of NASD board from 1999 until 2003. Mr. Baldwin served as Chairman and Chief Executive Officer of the Mercantile Bankshares Corporation, a multi-bank holding company, from April 1976 until March 2001. Mr. Baldwin retired as Chairman and member of the Mercantile Board of Directors in March 2003. Mr. Baldwin joined Mercantile-Safe Deposit & Trust Company in 1956 and was elected President in 1970 of Mercantile-Safe Deposit & Trust Company and Mercantile Bankshares Corporation and Chairman and CEO in 1976. Mr. Baldwin serves on the board of directors of W.R. Grace & Co., Platinum Underwriters Holdings, Ltd., and Allegheny Energy, Inc.

Michael Casey, a Non-Industry Director, was elected to the Nasdaq Board in January 2001. Mr. Casey has been Executive Vice President, Chief Financial Officer, and Chief Administrative Officer of Starbucks Corporation, a leading roaster and retailer of specialty coffee, since September 1997. Prior to his current position, Mr. Casey was Senior Vice President and CFO of Starbucks from August 1995 to September 1997.

Jeffrey N. Edwards, an Industry Director, was elected to the Nasdaq Board in May 2004. Since March 2005, Mr. Edwards has been Senior Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc., a global financial services firm. Prior to assuming this role, Mr. Edwards served as Senior Vice President and Head of Investment Banking for the Americas since September 2004. Mr. Edwards is also a member of Merrill Lynch’s Operating Committee. Previously, he served as Head of the Global Capital Markets & Financing Group from September 2003 to September 2004 and as Co-Head of Global Equity Markets from October 2001 to September 2003. He joined Merrill Lynch in 1987 as an associate in investment banking.

Lon Gorman, an Industry Director, was elected to the Nasdaq Board in May 2003. Mr. Gorman is the retired Vice Chairman of The Charles Schwab Corporation, a holding company whose subsidiaries engage in securities brokerage and financial services. Mr. Gorman has been a member of the board of directors since May 2003. Mr. Gorman served as Vice Chairman of The Charles Schwab Corporation from July 1999 until November 2004, and served as President of Charles Schwab Institutional and Asset Management and President of Schwab Capital Markets L.P.

Robert Greifeld, a Staff Director, was elected to the Nasdaq Board and appointed President and Chief Executive Officer of Nasdaq in May 2003. Prior to joining Nasdaq, Mr. Greifeld was an Executive Vice President at SunGard Data Systems, Inc., a global provider of integrated software and processing solutions for financial services and a provider of information availability services. Mr. Greifeld joined SunGard in 1999 through SunGard’s acquisition of Automated Securities Clearance, Inc., where from 1991-1999, Mr. Greifeld was the Chief Operating Officer.

Glenn H. Hutchins, prospective Industry Director, is anticipated to be appointed to the Nasdaq Board on or before the annual meeting. Mr. Hutchins is a Managing Dirctor of the general partner of Silver Lake Partners, a private equity firm that he co-founded in January 1999. Mr. Hutchins is a director of Ameritrade Holding Corporation (“Ameritrade”), Gartner, Inc. (“Gartner”) and Seagate Technology (“Seagate”). Mr. Hutchins serves on the Compensation Committee for Ameritrade and the Governance Committee for Gartner. He also serves on the Strategic and Financial Transactions, Nominating, and Corporate Governance Committees for Seagate.

John D. Markese, a Public Director, was elected to the Nasdaq Board in May 1996. Dr. Markese is a member of NASD Nominating Committee and served on NASD board from 1998 to 2002. Dr. Markese has been President and CEO of the American Association of Individual Investors, a not-for-profit organization providing investment education to individual investors, since 1992.

Thomas F. O’Neill, an Industry Director, was elected to the Nasdaq Board in May 2003. Mr. O’Neill is a founding principal of Sandler O’Neill & Partners, L.P., an investment bank, which was founded in 1988. Mr. O’Neill is also a director of Misonix, Inc and Archer-Daniel-Midland Company. Mr. O’Neill serves on the Audit Committees for both companies.

James S. Riepe, a Non-Industry Director, was elected to the Nasdaq Board in May 2003. Mr. Riepe has been Vice Chairman of the Board of Directors of T. Rowe Price Group, Inc., an investment management firm, since April 1997. He is also Chairman of the T. Rowe Price Mutual Funds and a member of the firm’s Management Committee. Mr. Riepe also serves as chairman and a director of T. Rowe Price’s marketing and service subsidiaries. Mr. Riepe joined T. Rowe Price in 1982 as a vice president and director of the firm.

Arvind Sodhani, a Non-Industry Director, was elected to the Nasdaq Board in January 1997. From July 2000 to December 2000, Mr. Sodhani served as a non-voting member of the Nasdaq Board. Mr. Sodhani served as a member of NASD board from 1998 to 2003. Mr. Sodhani is Senior Vice President, of Intel Corporation, a semiconductor manufacturer of chips and computer networking products since February 2005. Mr. Sodhani also serves as President of Intel Capital, Intel’s strategic management arm, since March, 2005. Mr. Sodhani joined Intel in 1981 and became a Vice President in 1990.

Fred D. Thompson, a Public Director, was elected to the Nasdaq Board in May 2004. Senator Thompson has been an attorney and consultant in private practice since January 2003 and an actor on the television drama “Law & Order” since October 2002. He previously served in the U.S. Senate from December 1994 to January 2003 and as Chairman of the Senate Committee on Governmental Affairs from January 1997 to June 2001. Prior to his service in the U.S. Senate, Senator Thompson practiced law from 1967 to 1994 and was a film actor from 1985 to 1993. He has appeared in more than 18 motion pictures, including feature roles in “Cape Fear,” “In the Line of Fire,” “Die Hard II” and “The Hunt for Red October.”

Deborah L. Wince-Smith, a Public Director, was elected to the Nasdaq Board in May 2004. Since December 2001, Ms. Wince-Smith has been the President of the Council on Competitiveness, a non-profit organization focused on productivity and economic growth policy issues. She joined the Council in February 1993 as a Senior Fellow and Independent Consultant. Ms. Wince-Smith also serves as Vice Chair of the Department of Commerce’s Secretarial Advisory Committee since April 2005. From 1989 to 1993, Ms. Wince-Smith served as the Assistant Secretary for Technology Policy in the Department of Commerce Technology Administration.

Board and Committee Meetings

The Board of Directors held 12 meetings during the year ended December 31, 2004. None of the current directors other than Mr. Sodhani attended fewer than 75% of the meetings of the Board of Directors and those committees on which the director served during the 2004 calendar year.

Board Committees

Pursuant to Nasdaq’s By-Laws, the Board of Directors has established seven standing committees, which are described below. Each committee has adopted a charter, which is available on Nasdaq’s website at www.nasdaq.com/investorrelations/ir._governance.stm under the caption “NASDAQ Board of Directors and Corporate Committees.” In addition, the Nasdaq Board may hire outside experts to assist it when necessary.

Executive Committee. Subject to the limitations in our by-laws, the Executive Committee has the general power and authority of the board of directors in the management of our business and affairs between meetings of the board of directors. Messrs. Baldwin, Casey, Gorman, Greifeld, Markese and Sodhani and Ms. White currently serve on the Executive Committee. This committee did not meet during 2004.

Finance Committee. The Finance Committee advises the board of directors with respect to the oversight of our financial operations and conditions, including recommendations for our annual operating and capital budgets. Messrs. Sodhani, Edwards, Greifeld, Healy, O’Neill and Riepe currently serve as voting members of the Finance Committee. Nasdaq has agreed to appoint Mr. Hutchins to the Finance Committee. This committee met seven times during 2004.

Corporate Governance Committee. The responsibilities of the Corporate Governance Committee include: annually evaluating the effectiveness of the board of directors and Nasdaq senior management (including evaluating and making recommendations concerning the size, composition, selection and processes of the board of directors and its committees), reviewing assignments of directors to various committees and reviewing and advising the board of directors on corporate governance standards and best practices to monitor and enhance our corporate governance structure. Messrs. Baldwin, Markese and Stemberg currently serve on the Corporate Governance Committee. This committee met twice during 2004.

Management Compensation Committee. The Management Compensation Committee, composed entirely of independent directors (as defined under NASD Rule 4200(a)(15)), among other duties, reviews and recommends compensation and benefit plans for Nasdaq officers and staff, reviews base salary and incentive compensation for each officer whose base salary exceeds $200,000 or whose total annual compensation exceeds $400,000, administers the Nasdaq Equity Incentive Plan (“Equity Plan”) and Employee Stock Purchase Plan (“ESPP”) and reviews annually with the board of directors the performance of our Chief Executive Officer. Messrs. Casey, Havens, Sodhani and Thompson and Ms. Wince-Smith currently serve on the Management Compensation Committee. Nasdaq has agreed to appoint Mr. Hutchins to the Management Compensation Committee. This committee met seven times during 2004.

Nominating Committee. The Nominating Committee has the authority to identify and nominate candidates for vacancies on the Board of Directors. Nominations for directors to be elected by the stockholders are made by the Nominating Committee, or may be made by a stockholder. If a director position becomes vacant because of death, disability, disqualification, removal, resignation or increase in the number of directors, the Nominating Committee will nominate, and the Board of Directors will elect by majority vote, a person satisfying the classification (Industry, Non-Industry or Public Director), if applicable, for the directorship to fill such vacancy, except that if the remaining term is not more than six months, no replacement is required. The current members of the Nominating Committee are: Edward T. Alter, Betsy S. Atkins, Nicholas E. Calio, Joseph A. Grundfest, Bernard L. Madoff and Hedi S. Reynolds. This committee met nine times during 2004.

Nasdaq’s By-laws require that no more than three current members of the Board of Directors and two industry members may serve on the Nominating Committee. Our By-laws also require that only current board members who are not standing for reelection may serve on the Nominating Committee. None of the members of the Nominating Committee currently serve on the Board of Directors. Each member of the Nominating Committee is independent of Nasdaq pursuant to the standards of independence applicable to members of the nominating committees of companies listed on The Nasdaq National Market. The Board of Directors appoints the members of the Nominating Committee and will consider candidates recommended by stockholders, directors, officers and other sources, including third party search firms. In evaluating Nominating Committee candidates, the Nasdaq Board considers the candidates’ willingness to participate fully in the committee’s activities, the attributes of the candidates (including areas of expertise, experience background, integrity, available time commitment, diversity, and applicable laws, rules and regulations), the candidates’ ability to represent the interests of shareholders, public and investors, and the needs of the Nominating Committee. The Board reviews all candidates in the same manner, regardless of the source of the recommendation.

The Nominating Committee will consider director candidates recommended by stockholders, directors, officers and other sources, including third party search firms. In evaluating candidates, the Nominating Committee considers the candidates’ willingness to participate fully in board activities including active membership on board committees, the attributes of the candidates (including areas of expertise, experience, background, integrity, available time commitment, diversity, and applicable laws, rules and regulations) and the needs of the Board of Directors—including financial expertise referred to in SEC regulations and Nasdaq’s listing standards—and will review all candidates in the same manner, regardless of the source of the recommendation.

Policy Committee. The Policy Committee has the authority to review and recommend action on proposed rule changes to the board of directors. Ms. White and Messrs. Edwards, Gorman, Healy and Riepe currently serve on the Policy Committee. This committee met six times during 2004.

Audit Committee. The Audit Committee oversees our financial reporting process on behalf of the board of directors and reports to the board of directors the results of these activities, including the systems of internal controls which management and the board of directors have established, our audit and compliance process and financial reporting. The Audit Committee, among other duties, engages the independent public accountants retained as the registered public accounting firm, pre-approves all audit and non-audit services provided by the independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, considers the compatibility of any non-audit services provided by the independent public accountants with the independence of such auditors and reviews the independence of the independent public accountants. Messrs. Markese, Casey, O’Neill and Ms. White currently serve on the Audit Committee. Audit Committee members must meet the independence standards for audit committees of companies listed on The Nasdaq National Market and the Nasdaq Board has concluded that each member of the Audit Committee satisfies these independence standards. This committee met eight times during 2004.

Each member of the Audit Committee meets the standard for financial knowledge for companies listed on The Nasdaq National Market. In addition, the board of directors has determined that each of Messrs. Casey, Markese and O’Neill is qualified as an audit committee financial expert within the meaning of SEC regulations and that each has accounting and related financial management expertise that meets the standard for “financial sophistication” set forth in NASD Rule 4350(d)(2)(A).

Nasdaq Board Attendance at Annual Meeting

It is the policy of Nasdaq to encourage all members of the Nasdaq Board to attend the annual meeting. In 2004, 13 members of the Nasdaq Board attended the annual meeting.

Director Compensation

Employee directors do not receive additional compensation for serving on the Board of Directors. All non-employee directors other than the Chairman of the Board are entitled to receive a compensation package valued at $50,000 for their services for each May through April. Each non-employee director may elect to receive the compensation package in cash, payable in equal quarterly installments, shares of restricted stock, a combination of one-half in stock and one-half in cash or waive their right to receive any compensation. Calculation of the number of shares of restricted stock to be awarded is based on the closing price of the common stock on the date prior to the grant. The shares of restricted stock will vest two years from date of grant and unvested shares are forfeited in certain circumstances upon termination of the director’s service on the Nasdaq Board. Directors who chair committees of the Nasdaq Board are entitled to receive a payment of $15,000 for their serving as committee chairperson. Directors who are members of the Audit Committee are entitled to receive a payment of $5,000 for their services to this committee. These additional payments to committee chairs and members of the Audit Committee are made in lump sum cash payments at the beginning of the annual compensation cycle in May. Directors do not receive retirement, health or life insurance benefits and do not receive additional fees for meeting attendance. One incumbent director elected to waive all compensation for services rendered in 2004. The non-executive Chairman of the Board is entitled to receive a total compensation package valued at $150,000 per year. The Chairman is entitled to receive $100,000 in cash and a grant of shares of restricted stock in the value of $50,000 based on the fair market value of common stock on the date of grant.

PROPOSAL II

APPROVE REORGANIZATION OF NASDAQ INTO A NEW HOLDING COMPANY STRUCTURE THROUGH TRANSFER OF ALL OR SUBSTANTIALLY ALL OF NASDAQ’S ASSETS AND LIABILITIES

TO ONE OR MORE OF ITS SUBSIDIARIES

The Board of Directors believes that it is in the best interests of Nasdaq and its stockholders to adopt a new organizational structure. Under the proposed restructuring, Nasdaq would transfer all or substantially all of its assets and liabilities to one or more newly created Delaware limited liability companies (“LLCs”) in exchange for a 100% economic interest in each of these new LLCs. Nasdaq also would be entitled to elect a majority of the board of directors of each subsidiary, although our discussions with the SEC in connection with Nasdaq’s application for registration as a national securities exchange may result in other parties having the ability to elect a minority of the directors of one or more of the LLCs. Nasdaq’s operations would continue to be conducted by these LLCs as subsidiaries of Nasdaq, which would become a holding company with 100% of the economic interests and with controlling interests in the LLCs as well as any of Nasdaq’s other existing subsidiaries that remain owned directly by Nasdaq. Nasdaq’s common stock would not otherwise be affected by the proposed restructuring. The consolidated capitalization, assets and liabilities of Nasdaq following the proposed restructuring would be the same as immediately prior to the restructuring. Neither Nasdaq nor its stockholders will recognize gain or loss for federal income tax purposes as a result of the proposed restructuring.

The Nasdaq Board believes that the proposed restructuring can be accomplished without major changes to Nasdaq’s business model and will serve the following purposes:

•	facilitate Nasdaq’s discussions with the SEC concerning its application for exchange registration by concentrating similar businesses with similar regulatory and business requirements in the same entity;

•	create a holding company structure for Nasdaq similar to that adopted by other publicly traded companies that operate equity and futures markets; and

•	improve the delineation of administrative responsibilities within the organizational structure by allowing a designated group of executive employees to concentrate their efforts on the consolidated enterprise as a whole, while allocating other executives specific responsibilities to manage particular assets and operations.

It is anticipated that Nasdaq’s application for exchange registration would be amended so that, if the SEC grants exchange registration, one LLC would be registered as a national securities exchange rather than the publicly-traded Nasdaq holding company. This LLC would hold the exchange operations and other facilities of the exchange as defined under the Securities Exchange Act of 1934 (the “Exchange Act”).

Under Delaware law, stockholders are required to approve the sale, lease or exchange of all or substantially all of the assets of a Delaware corporation. It is not entirely clear whether the proposed restructuring would necessitate compliance with this requirement. However, in order to avoid any issue as to the due authorization of the proposed restructuring, Nasdaq has determined to condition consummation of the proposed restructuring on obtaining approval of Holders.

In addition to being subject to approval by Holders and the discretion of the Nasdaq Board, the proposed restructuring is subject to Nasdaq’s receipt of all necessary consents of lenders, lessors and other parties. The exact timing of the restructuring will depend on a number of factors, including Nasdaq’s discussions with the SEC concerning exchange registration, although the Board of Directors may determine that it is in the best interests of Nasdaq to proceed with the restructuring prior to exchange registration. The proposed restructuring would be implemented as follows:

1.	Nasdaq would establish one or more LLCs under Delaware law. Nasdaq would file with the SEC any formation documents of the LLCs, which are considered rules of a self-regulatory organization under the Exchange Act.

2.	Nasdaq would transfer all or substantially all of its assets to the LLCs in exchange for 100% of the economic interest in the LLCs. After the reorganization, Nasdaq’s primary assets would be the economic interests in the LLCs and ownership interests in any of Nasdaq’s existing subsidiaries that remain directly owned by Nasdaq.

3.	Nasdaq may grant each of the LLCs the right to use a derivation of the Nasdaq name, but would retain “The Nasdaq Stock Market, Inc.” as the name of the publicly-traded company.

4.	Nasdaq’s Certificate of Incorporation and capital structure would not be affected by the proposed restructuring, except to the extent, if any, the SEC may require changes in connection with granting exchange registration. The restructuring would not entail any redemption or issuance of any shares of Nasdaq’s capital stock. Nasdaq’s stockholders would continue to hold the same securities in Nasdaq, with the same voting, dividend and liquidation rights as before. Certificates representing the common stock would remain valid and shares would continue to trade on The Nasdaq National Market under the ticker symbol “NDAQ.”

Consummation of the proposed restructuring is not expected to result in any material change to Nasdaq’s operations or the location of its facilities. No changes to the Nasdaq Board are expected as a result of the restructuring and officers and directors of Nasdaq may become officers and/or directors of one or more of the LLCs or other subsidiaries of Nasdaq. For financial accounting and reporting purposes, the LLCs will be fully consolidated with Nasdaq, meaning that the assets, liabilities and net income or losses, if any, of the LLCs will be reflected in Nasdaq’s consolidated financial statements.

While each of the LLCs will have its own management structure and board of directors that will not be directly elected by Nasdaq’s Holders, the Nasdaq Board will continue to significantly influence the affairs and operations of the LLCs through Nasdaq’s ownership and control of the LLCs. Nasdaq also believes that the proposed restructuring will facilitate compliance with certain organizational changes that the SEC may require as a condition to exchange registration. These changes may result in parties other than Nasdaq having the right to elect a minority of directors on one or more of the LLCs’ boards of directors. For example, the SEC has advised us that as a condition to exchange registration, Nasdaq will need to comply with the provision of Section 6 of the Exchange Act requiring that national exchanges provide for representation of their “members” (as defined in the Exchange Act) on their boards of directors. The SEC recently proposed rules that could affect the governance of SROs. The proposed rules would require that at least 20% of the total number of directors of an exchange must be selected by its broker-dealer members. This member election requirement would apply to the Nasdaq entity registered as a national securities exchange regardless of whether Nasdaq adopts a holding company structure. If the restructuring is approved and consummated, Nasdaq intends to comply with the member election requirement by having its members elect the appropriate number of directors to the board of directors of the LLC that is to be registered as a national securities exchange rather than to the publicly-traded holding company board of directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” REORGANIZATION OF NASDAQ INTO A NEW HOLDING COMPANY STRUCTURE THROUGH TRANSFER OF ALL OR SUBSTANTIALLY ALL OF NASDAQ’S ASSETS AND LIABILITIES TO ONE OR MORE SUBSIDIARIES. IN THE EVENT THE HOLDERS APPROVE THE PROPOSAL, THE BOARD OF DIRECTORS NONETHELESS RESERVES THE RIGHT TO DETERMINE WHEN SUCH RESTRUCTURING SHALL OCCUR AND TO NOT EFFECT AND ABANDON ANY RESTRUCTURING.

PROPOSAL III

AMEND NASDAQ’S RESTATED CERTIFICATE OF INCORPORATION

Nasdaq’s Certificate of Incorporation provides in Article Fifth, paragraph B that the Nasdaq Board be divided into three classes, with one class elected at each annual meeting and members of each class serving three-year terms. The Certificate of Incorporation and Nasdaq’s By-Laws provide, in accordance with Delaware law applicable to classified boards of directors, that directors may be removed only for cause. This system for electing directors was established in June 2000 while Nasdaq was still a wholly-owned subsidiary of NASD in anticipation of NASD’s sale of a portion of its interest in Nasdaq in 2000 and 2001 that led to Nasdaq becoming a publicly-traded corporation.

The Nasdaq Board believes that determination of whether a classified board of directors serves the interests of stockholders of a corporation requires an examination of all relevant factors by the directors and stockholders of the corporation. After consideration of Nasdaq’s particular situation, including its unique role as regulator and operator of a securities market, Nasdaq’s Board has unanimously approved, and recommends to stockholders that they consider and approve, a proposal to amend the Certificate of Incorporation to phase out the current classifications and provide for the annual election of the entire Board of Directors. The Nasdaq Board believes that the annual election of directors may serve Nasdaq’s investors by enhancing accountability through more frequent elections. The Nasdaq Board also believes that the size and diversified experience of the Board of Directors are likely to assist Nasdaq in retaining seasoned directors despite more frequent election. While a classified board generally may discourage takeover attempts because the extended terms of directors can delay a change in control of the board of directors, the Nasdaq Board does not believe that there is a clear consensus on whether this is a positive or negative result for stockholders.

In order to ensure a smooth transition to the system of annual election of the entire Board of Directors, the proposed amendment would not shorten the terms of directors elected prior to the annual meeting. As a result, the terms of Class 2 directors, who are up for election at the annual meeting, would be for one year and would expire at the 2006 annual meeting if the amendment is approved by stockholders. Class 1 and Class 3 directors would continue to serve until their current terms expire in 2007 and 2006, respectively, and annual election would apply to these directors thereafter. Directors elected by the Nasdaq Board to fill vacancies that may arise will serve for the remainder of the term of the class to which the director was elected. Beginning in 2007, the classification of the Nasdaq Board would end and all directors would be subject to annual election.

The proposed amendment to the Certificate of Incorporation also would delete the existing requirement which provides, in accordance with the provisions of Delaware law applicable to classified boards of directors, that directors may be removed only for cause. Under Delaware law, directors of companies that do not have classified boards may be removed by stockholders with or without cause.

The Nasdaq Board has approved conforming amendments to Nasdaq’s By-Laws that would be effective only in the event the proposed amendment is approved by the Holders at the annual meeting.

The Certificate of Incorporation and By-Laws are considered rules of a self-regulatory organization under the Exchange Act. As such, amendments to these documents must be filed with the SEC. Nasdaq has filed the proposed amendment to the Certificate of Incorporation with the SEC and, if approved by the SEC, and by Holders at the meeting, Nasdaq will promptly file the amendment with the Secretary of State of the State of Delaware, whereupon it will immediately be effective.

The complete text of the proposed amendment to the Certificate of Incorporation is attached as Annex A to this proxy statement.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” THE AMENDMENT OF NASDAQ’S RESTATED CERTIFICATE OF INCORPORATION. IN THE EVENT THE HOLDERS APPROVE THE PROPOSAL, THE BOARD OF DIRECTORS NONETHELESS RESERVES THE RIGHT TO DETERMINE WHEN SUCH AMENDMENT SHALL OCCUR AND TO NOT EFFECT AND ABANDON THE AMENDMENT.

PROPOSAL IV

RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm to audit the financial statements for fiscal year 2005. Ernst & Young has audited Nasdaq’s financial statements since fiscal year 1986. Representatives of Ernst & Young are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees incurred by Nasdaq payable to Ernst & Young for fiscal years 2004 and 2003 (including expenses) totaled $2,685,414 and $2,490,584, respectively. Details of the fees are based on the categories provided by the SEC auditor independence disclosure rules that became effective in 2003:

	2004	2003
Audit fees*	$2,307,100	$1,857,159
Audit-related fees	278,314	191,200

Audit and audit-related	2,585,414	2,048,359
Tax fees	100,000	435,325
All other fees	—	6,900

Total**	$2,685,414	$2,490,584

*	Increase primarily related to attestation procedures in connection with the internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002.
**	Fees exclude services provided to non-profit entities of The Nasdaq Stock Market, Inc., services provided in relation to Nasdaq’s role as the Securities Information Processor under the Unlisted Trading Privileges Plan and the audit of the Nasdaq-100 Trust, Series 1, the trust for the Nasdaq-100 Index Tracking Stock, also known as the “QQQ.”

Audit fees represent the audit, inclusive of international entities, of Nasdaq’s annual financial statements and the review of Nasdaq’s quarterly reports on Form 10-Q, and accounting consultation on matters addressed during the audit or interim review. Audit-related fees represent assurance, employee benefit plan audits, internal control reviews including reviewing Nasdaq’s Section 404 internal control program design. Tax fees represent tax services related to tax compliance, advice and planning. All other fees represent client advisory services and products, and certain other services not included in the above categories.

Nasdaq also incurred fees payable to Deloitte & Touche LLP (“Deloitte &Touche”) for fiscal year ended 2004, totaling $226,750. On September 7, 2004, Nasdaq completed its acquisition of Toll Associates LLC and affiliated entities from SunGard Data Systems Inc., which includes Brut, LLC. These fees represent audit fees on the consolidated financial statements of Toll Associates as of December 31, 2004 and for the period September 7, 2004 through December 31, 2004. Deloitte & Touche was the independent registered public accounting firm for Toll Associates prior to the acquisition and, given their historical knowledge, the Nasdaq Audit Committee chose to continue the relationship through the remainder of 2004.

Under the Sarbanes-Oxley Act, the Audit Committee of Nasdaq’s Board is responsible for the appointment, compensation and oversight of the services provided by Nasdaq’s independent registered public accounting firm. The Audit Committee is required to pre-approve both audit and non-audit services performed by Nasdaq’s independent registered public accounting firm, and the Audit committee approved all such services in 2004 and 2003. See also “—Audit Committee Report.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS NASDAQ’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2005.

OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth herein that will be presented at the annual meeting. To the extent that matters not known at this time may come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Nasdaq’s voting securities by (1) all persons who are beneficial owners of more than 5% of Nasdaq’s voting securities, (2) each director and nominee director, (3) Nasdaq’s CEO and the four most highly compensated executive officers other than the CEO, who were serving as executive officers at the end of 2004 (collectively, the “named executive officers”) and (4) all directors, nominee directors and executive officers as a group. Except as otherwise indicated, Nasdaq believes that the beneficial owners listed below, based on information furnished by such owners, will have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address of such persons is One Liberty Plaza, New York, New York, 10006. As of April 22, 2005, 79,457,186 shares of common stock were outstanding (including shares of restricted common stock entitled to vote at the annual meeting) and one share of Series B Stock. NASD owns the one share of Series B Stock, or 100%.

Name of beneficial owner	Common Stock Beneficially Owned	Percent of Class
National Association of Securities Dealers, Inc.(1) 1735 K Street, N.W. Washington, D.C. 20006	26,638,996	33.5%
H&F Investors IV, LLC(2) One Maritime Plaza 12th Floor San Francisco, CA 94111	24,594,625	23.8%
Norway Acquisition SPV, LLC(3) c/o Hellman & Friedman LLC One Maritime Plaza, 12th Floor San Francisco, CA 94111	16,083,718	20.2%
Silver Lake Partners II TSA, L.P.(4) Silver Lake Technology Investors II, L.L.C. Silver Lake Partners TSA, L.P. Silver Lake Investors, L.P. 2725 Sand Hill Road Suite 150 Menlo Park, CA 94025	11,268,719	12.7%
H. Furlong Baldwin(5)	15,666	*
Michael Casey(6)	18,791	*
Daniel Coleman(7)	—	—
Jeffery N. Edwards(8)	3,770	*
Lon Gorman(9)	5,612	*
John P. Havens(10)	—	—
Patrick Healy(2)(11)	—	—
Glenn H. Hutchins(4)(12)	—	—
Merit E. Janow	—	—
John D. Markese(13)	26,895	*
Thomas F. O’Neill(14)	—	—
James S. Riepe(15)	—	—
Arvind Sodhani(16)	—	—
Thomas G. Stemberg(17)	23,156	*
Fred D. Thompson(18)	7,541	*
Mary Jo White(19)	1,261	*
Deborah L. Wince-Smith	—	—
Robert Greifeld(20)	1,800,000	2.2%

Name of beneficial owner	Common Stock Beneficially Owned	Percent of Class
John L. Jacobs(21)	84,556	*
Edward Knight(22)	91,959	*
Steven J. Randich(23)	196,615	*
David P. Warren(24)	127,577	*
All directors, nominees and executive officers as a group (26 persons)	2,689,248	3.3%

*	Less than one percent
(1)	Includes 21,655,568 shares of common stock underlying warrants issued by NASD and an additional 4,983,428 shares of common stock held by NASD. The 21,655,568 number includes 42,580 shares of common stock underlying warrants that have been exercised for common stock by the holders of such warrants; until exchange registration is approved by the SEC, NASD retains the right to vote these shares pursuant to a voting trust agreement.
(2)	On April 22, 2005, Hellman & Friedman Capital Partners IV, L.P., H&F Executive Fund IV, L.P., H&F International Partners IV-A, L.P. and H&F International Partners IV-B, L.P. (collectively, the “Hellman & Friedman limited partnerships”) exchanged $240 million aggregate principal amount of 4.0% Convertible Notes due 2006 (“Voting Notes”) for $240 million aggregate principal amount of 3.75% Convertible Notes due 2012 (the “Series B Notes”) and warrants (the “Series B Warrants”) to purchase 2,753,448 shares of common stock at $14.50 per share. H&F Investors IV, LLC, is the general partner of each of the Hellman & Friedman limited partnerships. The Series B Notes will be convertible into 16,551,724 shares of common stock, subject to adjustment, in general, for any stock split, dividend, combination, recapitalization or other similar event. Norway Acquisition SPV, LLC (“Norway SPV”) directly owns $205 million aggregate principal amount of 3.75% Convertible Notes due 2012 (the “Series A Notes” and, together with the Series B Notes, the “Notes”) and warrants (the “Series A Warrants” and, together with the Series B Warrants, the “Warrants”) to purchase 2,209,052 shares of common stock at $14.50 per share. Norway Holdings SPV, LLC (“Norway Holdings”) is the owner of all of the outstanding capital stock of Norway SPV. The Hellman & Friedman limited partnerships are managing members of Norway Holdings and, pursuant to the terms of the limited liability company agreement of Norway Holdings, have voting and dispositive control with respect to (i) $60 million in aggregate principal amount of the Series A Notes and (ii) Series A Warrants to purchase 646,522 shares of common stock. Each of the Hellman & Friedman limited partnerships disclaim beneficial ownership of all other Series A Notes and Series A Warrants owned by Norway SPV. Hellman & Friedman limited partnerships also own 500,000 shares of common stock. In addition, F. Warren Hellman, a former director of Nasdaq, owns 5,000 vested options, which he holds for the benefit of the Hellman & Friedman limited partnerships. The investment decisions of each of the Hellman & Friedman limited partnerships are made by the investment committee of H&F Investors IV, LLC, which indirectly exercises sole voting and investment power with respect to the Notes, Warrants and the common stock beneficially owned by Hellman & Friedman limited partnerships. Mr. Healy is a managing director of Hellman & Friedman. Mr. Healy disclaims beneficial ownership of the Notes, Warrants and the common stock beneficially owned by Hellman & Friedman limited partnerships except to the extent of his indirect pecuniary interest.
(3)	Represents 14,137,931 shares of common stock underlying the $205 million of Series A Notes and 2,209,052 shares of common stock underlying the Series A Warrants. See “ Certain Relationships and Related Transaction—Hellman & Friedman” for further explanation of how Norway SPV’s beneficial ownership is calculated.
(4)

Norway SPV directly owns $205 million aggregate principal amount of the Series A Notes and Series A Warrants to purchase 2,209,052 shares of common stock at $14.50 per share. Norway Holdings is the owner of all of the outstanding capital stock of Norway SPV. Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.L.C., Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. (collectively, the “SLP Entities”) are managing members of Norway Holdings and, pursuant to the terms of the limited liability company agreement of Norway Holdings, have voting and dispositive control with respect to (i) $145 million in aggregate principal amount of the Series A Notes and (ii) Series A Warrants to purchase 1,562,500 shares of common stock. Each of the SLP Entities disclaims beneficial ownership of all other Series A Notes and Series A Warrants owned by Norway SPV. Silver Lake Technology Associates II, L.L.C. is the general partner of Silver Lake Partners II TSA, L.P. and exercises voting and dispositive power with respect to the Series A Notes and Series A Warrants beneficially owned by Silver Lake Partners II TSA, L.P. Silver Lake Technology Associates, L.L.C. is the general partner of each of Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. and exercises voting and dispositive power with respect to the Series A Notes and Series A Warrants beneficially owned by Silver Lake Partners TSA, L.P. and Silver Lake Investors, L.P. Silver Lake Technology Management, L.L.C. is the managing member of Silver Lake Management Company, L.L.C., which is the manager of Silver Lake Technology Investors II, L.L.C. As such, Silver Lake Technology Management, L.L.C. exercises voting and dispositive power with respect to the Series A Notes and Series A Warrants beneficially owned by Silver Lake Technology Investors II, L.L.C.

(5)	Represents 5,000 vested options to purchase common stock issued under the Equity Plan, and 10,666 shares of restricted stock issued under the Equity Plan, 3,125 of which vest on May 7, 2005 and 7,541 of which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Baldwin has the right to direct the voting of the restricted shares.
(6)	Represents 5,000 vested options to purchase common stock issued under the Equity Plan, and 13,791 shares of restricted stock issued under the Equity Plan, 6,250 of which vest on May 7, 2005 and 7,541 of which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Casey has the right to direct the voting of the restricted shares. Excludes shares of common stock owned by Starbucks Corporation, of which Mr. Casey is an officer. Mr. Casey disclaims beneficial ownership of such shares.
(7)	Excludes shares of common stocks and warrants owned by affiliates of UBS Investment Bank, of which Mr. Coleman serves as a managing director. Mr. Coleman disclaims beneficial ownership of such shares and warrants.
(8)	Represents 3,770 shares of restricted stock issued under the Equity Plan, which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Edwards has the right to direct the voting of the restricted shares. Excludes shares of common stock and warrants to purchase common stock owned by Merrill Lynch and its affiliates, of which Mr. Edwards serves as Senior Vice President. Mr. Edwards disclaims beneficial ownership of such shares and warrants.
(9)	Represents 5,612 shares of restricted stock issued under the Equity Plan, 1,842 of which vest on June 11, 2005 and 3,770 of which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Gorman has the right to direct the voting of the restricted shares.
(10)	Excludes shares of common stock and warrants to purchase common stock owned by Morgan Stanley and its affiliates, of which Mr. Havens formerly served as an officer. Mr. Havens disclaims beneficial ownership of such shares and warrants.
(11)	Mr. Healy is a managing director of Hellman & Friedman. Mr. Healy disclaims beneficial ownership of the Notes, Warrants and the common stock beneficially owned by Hellman & Friedman limited partnerships except to the extent of his indirect pecuniary interest.
(12)	Mr. Hutchins is a managing member of each of Silver Lake Technology Associates II, L.L.C., Silver Lake Technology Associates, L.L.C. and Silver Lake Technology Management, L.L.C. Mr. Hutchins disclaims beneficial ownership of the Series A Notes and Series A Warrants beneficially owned by the SLP Entities, except to the extent of his indirect pecuniary interest.
(13)	Includes 5,000 vested options to purchase common stock issued under the Equity Plan, and 6,895 shares of restricted stock issued under the Equity Plan, 3,125 of which vest on May 7, 2005 and 3,770 of which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Markese has the right to direct the voting of the restricted shares. Includes 15,000 shares of common stock held by the John D. Markese Trust September 2, 1999, of which Mr. Markese is a trustee and beneficiary.
(14)	Excludes shares of common stock and warrants to purchase common stock owned by Sandler O’Neill & Partners, L.P., of which Mr. O’Neill is a founding principal. Mr. O’Neill disclaims beneficial ownership of such shares and warrants.

(15)	Excludes shares of common stock and warrants to purchase common stock owned by T. Rowe Price Group, Inc. and its affiliates, of which Mr. Riepe is Vice Chairman. Mr. Riepe disclaims beneficial ownership of such shares and warrants.
(16)	Excludes shares of common stock owned by Intel Corporation, of which Mr. Sodhani is an officer. Mr. Sodhani disclaims beneficial ownership of such shares.
(17)	Includes 8,156 shares of restricted stock issued under the Equity Plan, 1,261 shares of which vested on January 29, 2005, 3,125 shares of which vest on May 7, 2005 and 3,770 of which vest on June 25, 2006. Under the terms of the Equity Plan, Mr. Stemberg has the right to direct the voting of the restricted shares.
(18)	Represents 7,541 shares of restricted stock issued under the Equity Plan, which vest on June 25, 2006. Under the terms of the Equity Plan, Senator Thompson has the right to direct the voting of the restricted shares.
(19)	Represents 1,261 shares of restricted stock issued under the Equity Plan, 100% of which vested on January 29, 2005. Under the terms of the Equity Plan, Ms. White has the right to direct the voting of the restricted shares.
(20)	Includes (a) 500,000 vested options and an additional 250,000 that will vest on June 11, 2005 to purchase common stock issued under the Equity Plan, (b) 200,000 vested options and an additional 250,000 options that will vest on April 15, 2005 to purchase common stock granted as an inducement award outside of the Equity Plan in accordance with the terms of Mr. Greifeld’s employment agreement, (c) 100,000 shares of restricted stock issued as an inducement award outside of the Equity Plan, 33,000 shares of which vested on May 12, 2004, 33,000 shares vest on May 12, 2005, and 34,000 shares vest on May 12, 2006, (d) 100,000 shares of restricted stock issued under the Equity Plan; 33,000 shares of which vest on each of May 12, 2005 and May 12, 2006, and 34,000 shares of which vest on May 12, 2007, and (e) 100,000 shares of restricted stock that Nasdaq is contractually bound to issue to Mr. Greifeld under the Equity Plan pursuant to the terms of his employment agreement on May 12, 2005, 33,000 shares of which vest on each of May 12, 2006 and May 12, 2007, and 34,000 shares of which vest on May 12, 2008. Under the terms of his award agreements, Mr. Greifeld has the right to direct the voting of the restricted shares once issued.
(21)	Represents (a) 68,785 vested options to purchase common stock issued under the Equity Plan, (b) 6,750 shares of restricted stock issued under the Equity Plan, 1,350 shares of which vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 1,350 shares will vest on February 14, 2006 and (c) 9,021 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Jacobs has the right to direct the voting of the restricted shares.
(22)	Represents (a) 69,700 vested options to purchase common stock issued under the Equity Plan, (b) 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 3,180 shares of which will vest on February 14, 2006, and (c) 8,590 shares purchased under the ESPP. Under the terms of the Equity Plan, Mr. Knight has the right to direct the voting of the restricted shares.
(23)	Represents (a) 134,100 vested options to purchase common stock issued under the Equity Plan (b) 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 3,180 shares will vest on February 14, 2006 and (c) 50,000 shares of restricted stock issued under the Equity Plan, which vest 100% on January 31, 2008, subject to obtainment of performance measures. Under the terms of the Equity Plan, Mr. Randich has the right to direct the voting of the restricted shares.
(24)	Represents (a) 114,000 vested options to purchase common stock issued under the Equity Plan and (b) 15,900 shares of restricted stock issued under the Equity Plan, of which 3,180 shares vested on each of February 14, 2002, February 14, 2003, February 14, 2004, and February 14, 2005, and 3,180 shares will vest on February 14, 2006. Under the terms of the Equity Plan, Mr. Warren has the right to direct the voting of the restricted shares.

EXECUTIVE COMPENSATION

Report of the Management Compensation Committee on Executive Compensation

The Management Compensation Committee (the “Committee”) of the Board of Directors, composed entirely of independent directors, has overall responsibility for establishing and administering Nasdaq’s compensation, benefits and equity programs. Specifically, the Committee:

•	reviews and approves base salary and incentive compensation awards for officers of Nasdaq whose base salary is in excess of $200,000 and/or whose total annual cash compensation, including targeted incentive compensation, exceeds $400,000;

•	reviews and recommends to the Nasdaq Board approval of all compensation and benefit plans for officers and staff of Nasdaq;

•	reviews and approves performance goals for Nasdaq officers covered under the Executive Corporate Incentive Plan (“ECIP”);

•	reviews and approves all equity awards granted to officers and staff of Nasdaq. Equity awards of 100,000 shares or greater are referred to the full Board of Directors for ratification upon Committee review and approval; and

•	provides the Nasdaq Board with quarterly reports on the distribution of equity awards.

Each member of the Committee qualifies as a “non-employee director” under Rule 16b-3 promulgated under the Exchange Act. The Committee met seven times in 2004 and met in executive session at six Committee meetings.

General Compensation Philosophy

Nasdaq’s general compensation philosophy is to provide a results based, total reward opportunity that firmly positions Nasdaq to attract, motivate and retain key executives and other key employees. Nasdaq approaches this objective through these key components:

•	Base Salary – Base salaries for officers and staff are reviewed on an annual basis and at the time of promotion or other increase in responsibilities. External compensation survey data is used as a comparison to individuals holding similar positions at targeted peer group companies. Individual performance and retention risk are also taken into consideration when reviewing base salaries.

•	Incentive Compensation – Two performance-based incentive plans are currently in place at Nasdaq. Officers participate in the ECIP and eligible staff employees participate in the Corporate Incentive Plan (“CIP”). For both plans, individual and corporate goals are determined during the first quarter of the plan year. The Committee sets certain financial goals discussed in more detail below (including company-wide goals applicable to all participants and business line metrics specific to individual participants) that permit bonus payouts of up to 200% of the target bonus in the event the actual results exceed the targets established. For this purpose, floor, target and ceiling achievement levels are developed as follows: performance at or below the floor results in payment of 0%, performance at target results in payment of 100% of target and performance at or above ceiling results in payment of 200% of the target. Achievement amounts between the floor and ceiling result in incremental changes in bonus payouts on a straight-line basis. Non-financial goals are not eligible for bonus payments in excess of 100% of the target for that goal, unless the Committee approves payment in excess of the ceiling.

The performance goals utilized in 2004 for determining the payment of cash incentive bonuses under the ECIP and CIP were: (1) operating income; (2) individual business unit strategic measures; and (3) employee satisfaction index (management staff only) determined by an annual business effectiveness survey. A more detailed discussion of these performance goals is presented in “Executive Compensation—Annual Cash Incentives” below. In 2004, the Committee approved sales incentive plans in order to appropriately compensate those employees who hold sales positions. Individuals participating in the ECIP and CIP are not eligible to participate in any other corporate incentive program. All payments are subject to adjustment at the discretion of Nasdaq to ensure compliance with all applicable laws and high standards of regulatory and market integrity.

•	Long-Term Incentives – Equity awards are designed to align the interests of officers and staff with those of shareholders by rewarding outstanding performance and providing long-term incentives. Periodic grants of long-term stock-based compensation, such as stock options may be subject to performance-based and/or time-based vesting requirements. Nasdaq stock ownership is also made attractive for eligible employees through a tax-qualified ESPP. Under the ESPP, shares of Nasdaq common stock may be purchased at six-month intervals (each, an “Offering Period”) at 85% of the lower of the fair market value on the first or the last day of each Offering Period. Employees may purchase shares having a value not exceeding 10% of their annual compensation, subject to applicable annual Internal Revenue Service limitations. Participation in the ESPP continues to be an important component of Nasdaq’s total compensation strategy and is voluntary. Approximately 18% of eligible employees participated in the ESPP in 2004.

•	Performance Development – It is Nasdaq’s practice that each employee participates in the performance development process. Through a collaborative process, the manager and employee establish annual performance goals, which may be the same or similar to CIP goals. Goal achievement is documented through an annual performance review and performance development needs are identified and addressed through a development plan. Performance goals, reviews and development plans are administered through the Nasdaq Performance Development System, a web-based application accessible by all Nasdaq managers. Performance review results are the key factor in determining annual base salary merit increases for eligible employees.

Executive Compensation

The Committee considers both quantitative and qualitative performance factors in making compensation decisions for executive officers of Nasdaq. The Committee also solicits input from Nasdaq’s President and CEO regarding total compensation and equity awards for those executives who report directly to him.

Base Salaries. In determining base salaries of executive officers, a variety of factors are considered, including: individual performance and future potential, skills and prior experience, scope of responsibility and accountability within the organization and relevant external market pay level information encompassing all cash and equity compensation. Base salaries are normally reviewed on an annual basis, however, adjustments may occur at the time of notable changes in executive responsibility or in response to events that would impact the long-term retention of a key executive. Base salaries of most executive officers were held constant in 2004. Survey data received from an independent compensation consultant did result in salary increases for three executives, including one named executive officer. The average increase per executive was 10% of base salary. The remaining executive officers, including Mr. Greifeld, did not receive any increase in base salary in 2004.

Annual Cash Incentives. Through annual cash incentives, a significant portion of total cash compensation is “at risk” and performance based. The ECIP is intended to provide annual incentives, contingent upon continued employment and meeting certain company and individual business unit performance goals, to certain key executives who make substantial contributions to Nasdaq. Annual cash incentives are generally paid to our named executive officers through the ECIP, which is intended to comply with the qualified performance based exception to the limitation on the deduction of compensation paid to certain key executives of Nasdaq pursuant to Section 162(m) of the Internal Revenue Code (“the Code”). Section 162(m) of the Code provides a limit of $1,000,000 on the amount of compensation that may be deducted by a public company in any year in respect of each of the CEO and the next four most highly paid executive officers. The Committee has endeavored and will continue to endeavor to utilize this exception to Section 162(m) to maximize the deductibility of compensation. However, in order to maintain flexibility in compensating executive officers and to attract needed leadership in exceptional circumstances, a policy that all compensation must be deductible has not been adopted and the Committee believes that such a policy may not be in the best interests of Nasdaq or its stockholders.

The maximum award payable to any participant for any plan year will not exceed the greater of 3% of the Company’s before tax net income or $3 million. In order to address significant leadership, recruitment and retention requirements, annual executive minimum cash incentives were guaranteed through 2004 for two executives, however, both of these executives received payment for 2004 in excess of the guaranteed minimum cash incentives based on the achievement of individual and corporate performance goals. In 2005, no executive will have a guaranteed minimum cash incentive. All payments are subject to adjustment at the discretion of Nasdaq to ensure compliance with all applicable laws and high standards of regulatory and market integrity.

The Nasdaq Board has discretion under the ECIP to set annual performance goals to measure performance for purposes of payouts under the ECIP. The Nasdaq Board reconsiders which performance goals to use each year and may select performance goals from among the following list:

(a)	Earnings per share of the common stock;

(b)	Revenue growth;

(c)	Operating income (pre-tax run rate);*

(d)	Net income or net profits (before or after taxes);

(e)	Return measures (including, but not limited to, return on assets or net assets, capital, equity, or sales);

(f)	Cash flow (including, but not limited to, operating cash flow and free cash flow);

(g)	Expense targets;

(h)	Planning accuracy (as measured by comparing planned results to actual results);

(i)	Market share

(j)	Corporate reputation

(k)	Business Effectiveness Survey Results

(l)	Performance Measure (a) above as compared to various stock market indices; and

(m)	Any Performance Measure in (a) through (k) above as compared to the performance of other companies.

In 2004, the common performance goal for all executives under the ECIP (and also under the CIP for other employees) was operating income. Twenty percent of the target bonus opportunity for all employees, with the exception of Mr. Greifeld and David Warren, Nasdaq’s chief financial officer, was tied to this goal. The target bonus opportunity for Mr. Greifeld and Mr. Warren that was tied to operating income was 90% and 70%, respectively. The payout for the operating income portion of the target bonus opportunity was 200% because Nasdaq’s operating income for 2004 of $63.0 million exceeded the ceiling of $60.0 million. All executive officers covered by the ECIP (and all of Nasdaq’s managers under the CIP) had 10% of their target bonus opportunities tied to the results of the business effectiveness survey. Individual payouts varied for this performance goal. In addition, executive officers covered by the ECIP (and other Nasdaq managers under the CIP), other than Mr. Greifeld, had portions of their target bonus opportunities tied to cash flow, expense targets, market share and corporate reputation performance goals, collectively referred to as “business unit strategic measures.” Individual payouts for these performance goals also varied.

*	Operating income is the profit generated by ongoing operations before taxes and is calculated by subtracting run-rate or operational expenses (excluding non-recurring expenses) from revenue.

Long-term Incentives. In 2004, executive officers, with the exception of Mr. Greifeld, were granted stock options and Mr. Greifeld was granted a restricted stock award as described in more detail below. The stock options awarded to executive officers in February and November 2004 were performance accelerated stock options (“PASOs”). PASOs are long term options under which the vesting of shares is accelerated upon the achievement of a certain annual corporate financial performance goal approved by the Board. Operating income served as the performance measurement for both grants in 2004. The Committee believes that PASOs encourage long-term employment because the shares “cliff” vest, meaning that no options may be exercised until all are exercisable. Therefore, the PASO awards function both as performance-based incentive equity and as an executive retention tool. The PASO awards granted in February 2004 will vest in four years, subject to accelerated or delayed cliff vesting in three years or five years depending on whether incremental performance goals are achieved. The PASO awards granted in November 2004 will vest as to 50% on the same schedule as the February 2004 PASO grant, and will vest as to the other 50% in the fifth year, subject to accelerated or delayed cliff vesting in four or six years depending on whether incremental performance goals are achieved. A broad-based grant of non-qualified stock options were awarded to all employees in November 2004 in advance of planned awards for 2005 and 2006 with the intention that another broad-based grant will not be considered until 2007.

Nasdaq Performance

In linking executive pay to performance, the Committee believes that the most important measure of Nasdaq performance is the increase in long-term stockholder value, attained through the achievement of specific annual performance measures as provided for in the ECIP. In early 2005, the Committee reviewed the 2004 corporate financial and strategic accomplishments as well as individual performance against goals for all executives. The Committee approved the 2004 incentive compensation awards for named executive officers shown in the Summary Compensation Table that follows this report. The Committee believes that the grants of PASO awards discussed above further aligns individual performance with corporate performance and encourages long-term employment.

Profit Sharing and Retirement Plans

Nasdaq continues to provide both tax-qualified and a non-qualified savings and retirement plans. All eligible employees may participate in the tax qualified plans (both pension and savings). Participation by Nasdaq employees in the defined contribution tax-qualified 401(k) savings plan is approximately 96%. Nasdaq matches up to 4% of an employee’s eligible compensation to this plan during the year and may make an additional discretionary contribution to the plan as approved by the Nasdaq Board on the Committee’s recommendation, which may vary with the financial performance of Nasdaq. No additional discretionary match was made for 2004.

Nasdaq continues as a participating employer along with the NASD in the NASD Pension Plan. See “Pension Plan Table” for a description of the benefits under the Pension Plan and SERP, including the amendments discussed above.

Compensation of the CEO and President

In 2004, Robert Greifeld, President and CEO of Nasdaq, received an annual salary of $790,000 and cash incentive bonus of $3,000,000, which was paid in February 2005. For 2004, Mr. Greifeld’s employment agreement set his annual salary at $790,000 and a guaranteed minimum cash incentive bonus at $790,000, with the cash incentive bonus subject to discretionary increase based on performance goals as established by the Committee in February 2004 for the ECIP. As with other executive officers, Mr. Greifeld’s performance goals were tied to Nasdaq’s operating income (90% in the case of Mr. Greifeld) and the annual employee satisfaction index results (10% in the case of Mr. Greifeld) and his target bonus opportunity was set at $1,750,000. As noted previously, objective performance goals allow bonus payouts of up to 200% of the target bonus opportunity for the financial goals in the event the actual goal results exceed the targets established. Primarily due to Nasdaq’s net operating income being above the ceiling for 2004, Mr. Greifeld earned $3,150,000 for the operating income portion of his target bonus and $140,000 for the results of the annual employee satisfaction index, for a total of $3,290,000. However, Mr. Greifeld’s cash incentive award was limited to $3,000,000 in accordance with the terms of the ECIP.

In accordance with his employment agreement, Mr. Greifeld was awarded 100,000 shares of restricted stock in May 2004 under the Equity Plan, which will vest as follows: 33,000 shares on May 12, 2005, 33,000 shares on May 12, 2006, and 34,000 shares on May 12, 2007. Mr. Greifeld will be awarded 100,000 shares of restricted stock in May 2005, which is the final award to be granted in accordance with his employment agreement.

The Committee is pleased to submit this report to the Holders with regard to the above matters.

Respectfully submitted,

The Management Compensation Committee

Michael Casey, Chairperson

Arvind Sodhani

Fred D.Thompson

John P. Havens

Deborah Wince-Smith

Management Compensation Committee Interlocks and Insider Participation

None of the members of the Management Compensation Committee is an executive officer or employee of Nasdaq. With the exception of Mr. Greifeld, none of Nasdaq’s executive officers serves as a current member of the Nasdaq Board and none of Nasdaq’s executive officers serves as a member of the compensation committee of any entity that has one or more executive officers serving on the Management Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation awarded to or earned by the named executive officers (the individuals who were, as of December 31, 2004, our President and CEO and the four most highly compensated employees other than the President and CEO.

						Long-Term Compensation
	Annual Compensation					Awards				Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation Awards ($)(2)		Restricted Stock Award(s) ($)		Securities Underlying Options/SARs (#) (3)		LTIP Payouts ($)	All Other Compensation ($)(4)
Robert Greifeld President and CEO(5)	2004 2003 2002	790,000 486,154 —	3,000,000 1,750,000 —	500,000 — —	(6)	730,000 630,000 —	(7) (8)	— 2,000,000 —	(9)	— — —	4,100 3,392 —

Steven J. Randich Executive Vice President Chief Information Officer	2004 2003 2002	500,000 500,000 500,000	657,500 500,000 500,000	950,000 — —	(10)	— — —		225,000 — —		— — —	8,200 8,000 9,700

Edward Knight Executive Vice President and General Counsel	2004 2003 2002	418,000 418,000 418,000	530,860 418,000 418,000	— — 836,000	(11)	— — —		225,000 — —		— — —	8,200 8,000 12,104

David Warren Executive Vice President Chief Financial Officer	2004 2003 2002	400,000 400,000 400,000	752,000 299,200 250,000	— — —		— — —		225,000 — —		— — —	8,200 8,000 5,700

John L. Jacobs Executive Vice President Worldwide Marketing and Financial Products	2004 2003 2002	300,000 275,000 226,100	716,000 434,500 150,000	— — —		— — —		300,000 30,300 32,100		— — —	8,200 8,000 10,547

(1)	Certain named executive officers had guaranteed Annual Bonus awards pursuant to the terms of employment agreements. Messrs. Greifeld and Randich had guaranteed minimum amounts for 2004, but received bonuses in excess of the guaranteed minimums for 2004 at the discretion of the Management Compensation Committee. Messrs. Greifeld and Randich each received his guaranteed minimum bonus for 2003 and did not receive any additional Annual Bonus amounts that year. Messrs. Randich and Knight received guaranteed minimum bonus amounts in 2002 pursuant to the terms of their employment agreements. Portions of bonuses withheld in previous years for Messrs. Randich, Knight, Warren and Jacobs under the Retention Component of the CIP were paid in February 2004 in connection with the discontinuation of that program.
(2)	Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with the regulations promulgated by the SEC.
(3)	Unless otherwise noted, represents number of shares underlying non-qualified and incentive stock options granted under the Equity Plan in 2004, 2003 and 2002.
(4)

Unless otherwise noted in the applicable footnote, amounts in this column represent Nasdaq’s contributions to the 401(k) plan. This column also includes Nasdaq’s supplemental contribution match of 1% for the

401(k) plan for 2001, paid in 2002, for Messrs. Randich, Knight, Warren and Jacobs. In addition, this column includes payments with respect to forgiveness of a historical loan in equal annual installments of $2,404 for Mr. Knight in 2002 and $897 for Mr. Jacobs in 2002.

(5)	Became CEO and President of Nasdaq on May 12, 2003.
(6)	Transition bonus paid in accordance with Mr. Greifeld’s satisfaction of the conditions specified in his employment agreement executed in May 2003.
(7)	Represents 100,000 shares of restricted stock granted to Mr. Greifeld pursuant to the Equity Plan under the terms of his employment agreement, of which 33,000 vest on May 12, 2005, 33,000 vest on May 12, 2006 and 34,000 vest on May 12, 2007.
(8)	Represents 100,000 shares of restricted stock granted to Mr. Greifeld as an inducement award on June 11, 2003 under the terms of his employment agreement, of which 33,000 vested on May 12, 2004, and an additional 33,000 vest on May 12, 2005, and 34,000 vest on May 12, 2006. This award was outside of the Equity Plan.
(9)	Includes options to purchase 1,000,000 shares of common stock granted under the Equity Plan and 1,000,000 options to purchase shares of common stock granted outside of the Equity Plan as an inducement award to secure Mr. Greifeld’s employment with Nasdaq.
(10)	Retention bonus paid in accordance with Mr. Randich’s satisfaction of the conditions specified in his employment agreement executed in October 2000.
(11)	Stay Bonus paid in accordance with Mr. Knight’s satisfaction of the conditions specified in his employment agreement executed in December 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information on stock option grants made in 2005 to the named executive officers with respect to shares of common stock.

Individual Grants								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Number of Securities Underlying Option/SARs Granted (#)		Percent of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)		Expiration Date	5%($)		10%($)
Robert Greifeld	—		—			—	—		—		—

Steven J. Randich	75,000 150,000	(1) (2)	1.3 2.6	% %	$ $	9.15 7.35	February 18, 2014 November 15, 2014	$ $	431,579 693,356	$ $	1,093,706 1,757,101

Edward Knight	75,000 150,000	(1) (2)	1.3 2.6	% %	$ $	9.15 7.35	February 18, 2014 November 15, 2014	$ $	431,579 693,356	$ $	1,093,706 1,757,101

David P. Warren	75,000 150,000	(1) (2)	1.3 2.6	% %	$ $	9.15 7.35	February 18, 2014 November 15, 2014	$ $	431,579 693,356	$ $	1,093,706 1,757,101

John L. Jacobs	100,000 200,000	(1) (2)	1.7 3.4	% %	$ $	9.15 7.35	February 18, 2014 November 15, 2014	$ $	575,439 924,475	$ $	1,458,274 2,342,801

(1)	These PASOs, granted under the Equity Plan on February 18, 2004, will vest on February 18, 2007. Pursuant to the terms of these options, all options vest at one time “cliff vesting” on February 18, 2008, subject to accelerated cliff vesting on February 18, 2007 or delayed cliff vesting until February 18, 2009 depending on whether Nasdaq’s operating income (pre-tax run rate) for 2004 reached certain targets. See “—Report of the Management Compensation Committee on Executive Compensation” for further explanation of how operating income is calculated. Because Nasdaq’s actual 2004 operating income (pre-tax run rate) of $60 million, exceeded the threshold for accelerated vesting set at $34.8 million, the options will vest on February 18, 2007.
(2)	These PASOs were granted under the Equity Plan on November 15, 2004. Fifty percent of the PASO (“Tranche 1”) vests four years from date of grant, subject to accelerated or delayed cliff vesting in three years or five years from date of grant depending on whether the targets discussed below are achieved. The remaining 50% of the PASO (“Tranche 2”) vests five years from the date of grant, subject to accelerated or delayed cliff vesting in four years or six years from the date of grant depending on whether these same targets are achieved. With respect to both tranches of the PASO, the targets are based on Nasdaq’s operating income (pre-tax run rate) for 2005. If actual operating income for 2005 is between $82.9 million and $97.9 million, Tranche 1 will vest on January 15, 2009 and Tranche 2 will vest on January 15, 2010. If actual operating income is greater than $97.9 million, Tranche 1 will vest on January 15, 2008 and Tranche 2 will vest on January 15, 2009. If actual operating income is less than $82.9 million, Tranche 1 will vest on January 15, 2010 and Tranche 2 will vest on January 15, 2011.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides information on the number of options to purchase common stock of Nasdaq exercised or held by the named executive officers at fiscal year end 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year-End (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/ SARs at Fiscal Year-End ($) Exercisable/ Unexercisable (1)
Robert Greifeld	300,000	666,000	700,000/1,000,000	2,934,000/4,410,000
John L. Jacobs	0	0	68,785/331,215	16,998/709,512
Edward S. Knight	0	0	69,700/225,000	0/506,250
Steven J. Randich	0	0	134,100/225,000	0/506,250
David P. Warren	0	0	114,000/225,000	0/506,250

(1)	The fair market value per share of common stock on December 31, 2004 was $10.20, the closing price of the common stock on the OTC Bulletin Board on that date.

PENSION PLAN TABLE

Nasdaq’s executive officers participate in NASD’s qualified plan and Nasdaq’s Supplemental Executive Retirement Plan. Under these plans executive officers earn an aggregate benefit expressed as an annual annuity equal to 6% of their modified career average compensation for each year of service up to a maximum of 10 years. In general, modified career average compensation is the average annual salary plus one-third of the annual bonus (incentive compensation) for the period of service beginning January 1, 2004 and ending on the date of termination. As a transitional rule, prior to January 1, 2009, modified career average earnings will be the average annual salary plus one-third of the annual bonus for the last 60 months of employment. In no event will the modified career average earnings be less than the average annual salary plus one-third of the annual bonus during the highest consecutive 60 month period of employment as of October 31, 2003. As of December 31, 2004, the estimated credited years of service for Mr. Greifeld is 1.67 years, Mr. Jacobs is 21.83 years, Mr. Knight is 5.50 years, Mr. Randich is 4.25 years and Mr. Warren is 4.0 years. The following table sets forth the aggregate annual benefit payable at normal retirement date under the plans for various levels of remuneration and years of service. Such benefits are not reduced by benefits received under social security or other offsets.

	Years of Service
Remuneration	5	10	15	20	25	30
500,000	150,000	300,000	300,000	300,000	300,000	300,000
600,000	180,000	360,000	360,000	360,000	360,000	360,000
700,000	210,000	420,000	420,000	420,000	420,000	420,000
800,000	240,000	480,000	480,000	480,000	480,000	480,000
900,000	270,000	540,000	540,000	540,000	540,000	540,000
1,000,000	300,000	600,000	600,000	600,000	600,000	600,000
1,500,000	450,000	900,000	900,000	900,000	900,000	900,000
2,000,000	600,000	1,200,000	1,200,000	1,200,000	1,200,000	1,200,000
3,000,000	900,000	1,800,000	1,800,000	1,800,000	1,800,000	1,800,000

EMPLOYMENT AGREEMENTS

Nasdaq entered into employment agreements with four of its named executive officers: Messrs. Greifeld, Knight, Randich and Warren, however, the terms of Messrs. Randich and Warren’s agreements have expired, as discussed below. In 2005, Nasdaq entered into change in control agreements with Messrs. Jacobs, Randich and Warren.

Mr. Greifeld

Nasdaq is a party to an employment agreement with Mr. Robert Greifeld (the “Greifeld Agreement”). The Greifeld Agreement has an initial term ending on May 12, 2007 (the “Term”). Under the terms of the Greifeld Agreement, the contract will automatically extend for one-year renewals thereafter unless either party, at least 180 days prior to the expiration of the Term or renewal period, gives a notice of its intent not to extend the agreement. The Greifeld Agreement provides for (i) an annual base salary of $790,000, (ii) incentive compensation for 2004 equal to no less than 100% of base salary then in effect, and (iii) a target incentive compensation for the third, fourth, and fifth years of the Term of $1,750,000 based on the achievement of one or more performance goals established for such year by the Management Compensation Committee after consultation with Mr. Greifeld with respect to such goals (“Target Bonus”). Pursuant to the Greifeld Agreement, Nasdaq also paid Mr. Greifeld a transition bonus equal to $500,000 (“Transition Bonus”) in 2004. Mr. Greifeld must repay the Transition Bonus if he is terminated for cause or resigns or otherwise terminates his employment without good reason prior to May 12, 2005.

Mr. Greifeld was granted 1,000,000 non-qualified stock options on April 15, 2003 (“First Option”) and an additional 1,000,000 non-qualified stock options on June 11, 2003 (“Second Option”). With respect to the First Option, one-fourth of the shares underlying this grant vested on July 10, 2003, one-fourth vested on April 15, 2004 and an additional one-fourth shall vest on each of April 15, 2005 and 2006. With respect to the Second Option, one-fourth of the shares underlying this grant vested on June 11, 2003, one-fourth vested on June 11, 2004 and an additional one-fourth shall vest on each of June 11, 2005 and 2006. Mr. Greifeld was also granted 100,000 restricted shares of common stock on each of June 11, 2003 and May 12, 2004 and will receive an additional grant of 100,000 restricted shares on May 12, 2005, provided he is employed with Nasdaq on such date. Under his agreement, Mr. Greifeld will be fully vested in his supplemental retirement benefits under the SERP upon the attainment of age 49 while employed by Nasdaq and his completion of four years of service. If Mr. Greifeld’s employment is terminated without cause by Nasdaq, or for good reason by Mr. Greifeld, he is entitled to: (i) a severance amount equal to his annual base salary and his Target Bonus for the calendar year immediately preceding his termination date; (ii) the Transition Bonus; and (iii) his SERP benefits as if he were fully vested in the SERP. In addition, upon his termination by Nasdaq without cause, or by Mr. Greifeld for good reason, Nasdaq will provide continued health care coverage for the lesser of (I) twelve months or (II) the date he is eligible for coverage under the health care plans of a subsequent employer.

Mr. Knight

Nasdaq has entered into an employment agreement with Mr. Edward Knight (the “Knight Agreement”), the term of which commenced on December 30, 2000 and continued for an initial term ending on December 31, 2003 that was extended for additional annual periods, with the current annual period continuing through 2005. Under the terms of the Knight Agreement, the contract will automatically extend for one-year renewals thereafter unless either party, at least six months prior to the expiration of the term or renewal period, gives notice of its intent not to renew the term. The Knight Agreement provides Mr. Knight with (i) a base salary at an annual rate not less than the rate of base salary in effect on December 30, 2000, and (ii) for years after 2003, such incentive compensation for each calendar year during the term as the Management Compensation Committee may award in its discretion. Effective as of February 1, 2002, the Knight Agreement was amended to conform to the Executive Retention Component of the CIP. Retained Amounts from prior years were paid in 2004 in connection with the termination of the Executive Retention Component and no future amounts will be retained.

Under his agreement, Mr. Knight will be fully vested in his supplemental retirement benefits under the Nasdaq’s SERP upon the attainment of age 55 while employed by Nasdaq and his completion of five years of service or if his employment with Nasdaq terminates (i) due to death or disability, (ii) by Nasdaq without cause or (iii) by Mr. Knight for good reason. Under the terms of the Knight Agreement, as executed in 2000, Mr. Knight was entitled to receive a payment in an amount equal to two times his then effective base salary (the “Knight Stay Bonus”) if Mr. Knight was employed by Nasdaq as of December 30, 2002. Nasdaq paid the Knight Stay Bonus in 2003 pursuant to the terms of the Knight Agreement.

Further, if Mr. Knight’s employment is terminated by Nasdaq without cause or if Mr. Knight terminates his employment for good reason, Nasdaq is obligated to pay to Mr. Knight: (i) a pro rata portion of the incentive compensation for the year of termination (including any Retained Amount plus interest at the applicable rate for the applicable period) and (ii) a lump sum cash payment equivalent to continuation of base salary and incentive compensation, if any, until the later of (x) the end of the term of the Knight Agreement or (y) 24 months following the date of such termination of employment (collectively, the “Termination Amounts”). Nasdaq will also continue to provide Mr. Knight with health coverage at its expense for such period.

The Knight Agreement also provides that if Mr. Knight becomes subject to any “golden parachute” excise tax, Nasdaq is obligated to make additional payments to Mr. Knight to offset the effect of such tax. In addition, Mr. Knight has agreed to be subject to certain post-termination restrictive covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Mr. Randich

A September 22, 2000 letter sets forth certain terms and conditions of Mr. Randich’s employment with Nasdaq that commenced on October 30, 2000. The letter provides that Mr. Randich receives a signing bonus of $500,000, a guaranteed base salary of $500,000 through 2004 and guaranteed minimum annual bonuses of $500,000 through 2004. Mr. Randich was also entitled to receive an accrued retention bonus of $950,000 contingent on his remaining employed by Nasdaq with satisfactory performance through December 31, 2004 which was paid in 2005 upon Mr. Randich’s satisfaction of these requirements. Mr. Randich also received 150,000 stock options under the Equity Plan pursuant to the terms of the letter. The terms of Mr. Randich’s letter expired at the end of 2004.

Mr. Warren

A November 30, 2000 letter sets forth certain terms and conditions of Mr. Warren’s employment with Nasdaq that commenced on January 2, 2001 at the level of Senior Vice President and Chief Administrative Officer. The letter provides that Mr. Warren receives a signing bonus of $100,000, a guaranteed base salary of $300,000 through 2003 and guaranteed minimum annual bonuses of $150,000 through 2003. The letter also provided for a forgivable loan to Mr. Warren in lieu of relocation assistance in the amount of $200,000 that was never made. Instead, Nasdaq provided a full-recourse loan in lieu of relocation assistance in the amount of $225,000. The interest rate and repayment terms of this loan are described in “Certain Relationships and Related Transactions—Directors and Officers.” The terms of Mr. Warren’s letter expired at the end of 2003.

Change in Control Agreements

Nasdaq entered into letter agreements with each of its named executive officers other than Messrs. Greifeld and Knight, effective as of March 2005, providing enhanced severance to these executives if they are terminated in connection with a Nasdaq change in control. Under the agreements, a change in control generally consists of the first to occur of the following:

•	an acquisition of more than 50% of Nasdaq’s voting securities (other than in limited situations such as acquisitions directly from Nasdaq or where the acquirer is a related entity of Nasdaq, including NASD);

•	the current Nasdaq Board (and their approved successors) cease to constitute a majority of the Nasdaq Board;

•	the consummation of a merger, consolidation or reorganization, unless (1) Nasdaq’s voting securities prior to the transaction continue to represent more than 50% of the voting securities of the surviving entity (either by remaining outstanding or being converted into voting securities of the surviving entity) or (2) no person directly or indirectly acquires more than 50% of Nasdaq’s then outstanding voting securities (other than acquisitions directly from Nasdaq); or

•	the complete liquidation of Nasdaq or the sale by Nasdaq of all or substantially all of its assets.

Under the agreements, if the executive is terminated by Nasdaq without cause or the executive resigns for “Good Reason” (as defined in the agreements), during (x) the 180 day period immediately prior to a change in control (if the executive can reasonably demonstrate that the termination or Good Reason event was at the request of a third party that does thereafter effect a change in control of Nasdaq) or (y) during the one year period after the change in control, then he or she is entitled to the following payments and benefits from Nasdaq:

•	cash severance pay equal to 24 months of base salary plus 100% of target bonus in respect of the year in which the termination occurs;

•	continued medical and dental benefits until the earlier of (1) termination of the executive’s COBRA continuation period; (2) 24 months following termination; or (3) the date executive secures subsequent employment with comparable medical and dental coverage and

•	continued life insurance and accidental death and dismemberment insurance benefits for 24 months following termination; and

•	outplacement services for a period of 12 months following termination or, if earlier, until executive’s first acceptance of an employment offer.

An executive is not entitled to benefits under the agreements if his or her termination is on account of death or disability.

The agreements do not change the terms of the executive’s outstanding equity awards (which generally fully vest upon an executive’s termination following a change in control) or retirement plan benefits, which continue to be governed by the terms of the respective arrangements. In addition, the agreements do not provide for indemnification of any “golden parachute” excise taxes that may be payable by an executive under Section 4999 of the Internal Revenue Code of 1986, as amended in connection with the change in control. Rather, the agreements provide, if any payments or benefits to an executive would be subject to a golden parachute excise tax under Section 4999, payments and/or benefits to the executive will be reduced or “cut back” so that no such golden parachute excise tax will be due.

The agreements contain restrictive covenants, including requiring the executive to maintain the confidentiality of Nasdaq’s proprietary information and to refrain from disparaging Nasdaq. The agreements also prohibit the executive from soliciting Nasdaq employees or rendering services for a competing entity for a period of one year following termination in connection with a change in control. To receive severance benefits under the agreements, the executive must execute a general release of claims against Nasdaq. In addition, payments and benefits under the agreements are generally subject to discontinuation in the event an executive breaches the restrictive covenants.

PERFORMANCE GRAPH

The following graph compares the total return of Nasdaq’s Common Stock with the Nasdaq Composite Stock Index, the Standard & Poor’s 500 Stock Index and Nasdaq’s peer group, which is composed of Chicago Mercantile Exchange Holdings Inc., Instinet Group Inc., Investment Technology Group, Inc., eSpeed, Inc., LaBranche & Co Inc., SunGard Data Systems Inc., FactSet Research Systems Inc., London Stock Exchange plc, and Deutsche Börse AG, for the period from July 2, 2002 (the date on which Nasdaq’s common stock began trading on the Over-the-Counter Bulletin Board) through December 31, 2004. Archipelago Holdings, Inc., which completed its initial public offering in August 2004, was not included in the peer group for 2004 because there was not sufficient data to annualize its stock performance for one year. The figures represented below assume an initial investment of $100 in common stock at the closing prices on July 2, 2002 and in the Nasdaq Composite Stock Index and the Standard & Poor’s 500 Stock Index on June 30, 2002 and the reinvestment of all dividends into shares of common stock.

CUMULATIVE TOTAL RETURN SINCE JULY 2, 2002

	Cumulative Total Return
	7/02	12/02	12/03	12/04
THE NASDAQ STOCK MARKET INC.	100.00	66.12	62.48	67.44
S & P 500	100.00	89.70	115.44	128.00
NASDAQ COMPOSITE INDEX	100.00	87.25	121.80	125.15
PEER GROUP	100.00	81.67	88.56	168.19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act and regulations of the SEC thereunder require Nasdaq’s executive officers and directors, and persons who own more than 10% of a registered class of Nasdaq’s equity securities collectively, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by Nasdaq, or on written representations from certain reporting persons that no other reports were required for such persons, Nasdaq believes that during 2004, substantially all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with, except that NASD filed one late Form 4 covering five separate transactions involving the exercise of warrants issued by NASD for shares of common stock that should have been reported on five Forms 4 (this Form 4 also timely reported one additional transaction involving the exercise of warrants).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements and Arrangements with NASD

Nasdaq was founded in 1971 as a wholly-owned subsidiary of NASD. NASD, which operates subject to the oversight of the SEC, is the largest self-regulatory organization in the United States with a membership that includes virtually every broker-dealer that engages in the securities business within the United States. Beginning in 2000, NASD restructured and broadened our ownership through a two-phase private placement of our securities. Securities in the private placements were offered to all NASD members, certain issuers listed on The Nasdaq Stock Market and certain investment companies.

In connection with the restructuring, on November 9, 2000, Nasdaq applied with the SEC for registration as a national securities exchange. In November 2001, Nasdaq agreed to the SEC’s request for an indefinite extension of the date by which the SEC must approve our application or begin proceedings to determine whether the application should be denied. Until the SEC grants our application for exchange registration, NASD has delegated to us our legal authority to operate as a stock market under a plan approved by the SEC, or Delegation Plan. The SEC also requires that NASD retain greater than 50% of the voting control over us. Although Nasdaq exercises primary responsibility for market-related functions, including market-related rulemaking and interpretations, all actions taken pursuant to authority delegated by NASD are subject to review, ratification, or rejection by the NASD board. As long as the Delegation Plan remains in effect (i.e., until exchange registration), the NASD board will continue to have control of and broad authority over Nasdaq.

Regulatory Services Agreement. Pursuant to the Delegation Plan, NASD Regulation, Inc. (“NASDR”), a wholly-owned subsidiary of NASD, currently provides us with regulatory services, including the regulation of trading activity on The Nasdaq Stock Market and the over-the-counter market and market surveillance functions of Nasdaq. Nasdaq does not have a formalized written agreement with NASDR for the performance of regulatory services prior to us receiving exchange registration. Nasdaq has approached NASD about formalizing the services provided pursuant to the Delegation Plan in a new written contract to be effective until exchange registration is granted, but can offer no assurances that NASD will enter into such an agreement with us. In 2004, Nasdaq paid NASDR $45.6 million for regulatory services provided pursuant to the Delegation Plan, versus $61.8 million in 2003. The reduction was due to careful review of NASDR charges and the allocation of these charges among the markets it regulates. Nasdaq believes that ongoing review of these charges and the related services, especially with respect to the technology used to provide those services, may reduce these costs further in 2005 without affecting the quality of regulatory oversight.

Nasdaq has entered into a regulatory services agreement pursuant to which NASDR would provide regulatory services to us commencing upon the effectiveness of our exchange registration. No services have been performed under this agreement to date. Pursuant to the terms of the regulatory services agreement, the services provided will be of the same type and scope as are currently provided by NASDR to us under the Delegation

Plan. Each regulatory service is to be provided for a minimum of five years, after which time the parties may determine to terminate a particular service. The termination of a particular service will generally be based upon a review of pricing and the need for such services.

Similar to the services NASDR currently provides us, under the regulatory services agreement, NASDR will:

•	review and approve new member applications;

•	perform automated surveillance of trading on The Nasdaq Stock Market;

•	review member firm compliance with the rules and regulations applicable to trading and market-making functions in The Nasdaq Stock Market;

•	investigate suspicious activity in quoting and trading on The Nasdaq Stock Market;

•	conduct examinations of member firms;

•	initiate the disciplinary process once it is determined that a potential violation of a federal securities law or rule, or an SRO rule, may have occurred; and

•	operate an arbitration program and a mediation program for the resolution of customer, member firm employee and Nasdaq member-to-member disputes.

Series B Preferred Stock. The SEC requires that NASD retain greater than 50% of the voting control over us. The one outstanding share of Series B Stock issued to NASD ensures that NASD maintains voting control until exchange registration is granted. The voting power of the share of Series B Stock is recalculated for each matter presented to stockholders. Through its ownership of the outstanding share of Series B Stock, NASD is entitled to cast the number of votes that, together with all other votes that NASD is entitled to vote by virtue of ownership, proxies or voting trusts, enables NASD to cast one vote more than one-half of all votes entitled to be cast by stockholders on each matter presented to stockholders. If Nasdaq obtains exchange registration, the share of Series B Stock will automatically lose its voting rights and will be redeemed by us for $1.00.

Series C Cumulative Preferred Stock. On November 29, 2004, Nasdaq entered into an exchange agreement with NASD pursuant to which NASD exchanged 1,338,402 shares of our Series A Cumulative Preferred Stock, representing all the outstanding shares of Series A Cumulative Preferred Stock, for 1,338,402 shares of newly issued Series C Cumulative Preferred Stock (face and liquidation value of $100 per share, plus any accumulated and unpaid dividends). The Series C Cumulative Preferred Stock accrues quarterly dividends at an annual rate of 3.0% for all periods until July 1, 2006 and at an annual rate of 10.6% for periods thereafter. Holders of the Series C Cumulative Preferred Stock also may be entitled to an additional payment in certain circumstances depending on the amount of time the Series C Cumulative Preferred Stock is outstanding and the market price of our common stock at the time Nasdaq redeems the Series C Cumulative Preferred Stock.

Shares of Series C Cumulative Preferred Stock do not have voting rights, except for the right as a class to elect two new directors to our board of directors at such time as distributions on the Series C Cumulative Preferred Stock are in arrears for four consecutive quarters. Nasdaq may redeem the shares of Series C Cumulative Preferred Stock at any time after exchange registration and are required to use the net proceeds from an offering for cash of our common stock by us, subject to certain limited exceptions, to redeem all or a portion of the Series C Cumulative Preferred Stock. Under the exchange agreement, Nasdaq must obtain NASD’s prior written consent before incurring or assuming long-term debt or engaging in extraordinary asset sales that in aggregate equal or exceed $200.0 million in outstanding long-term debt and sales of our assets for cash outside of the ordinary course of business. NASD’s consent may not be unreasonably withheld; however, if Nasdaq elects to proceed with such a transaction, NASD is permitted to condition its consent on the proceeds being used to redeem Series C Cumulative Preferred Stock. Debt outstanding as of February 21, 2002 and debt incurred to refinance such outstanding debt are excluded from this calculation. Also, sales of capital stock and sales or transfers of assets in connection with a joint venture, strategic alliance or similar arrangement (if not primarily for cash and if not for the purpose of raising capital) are excluded from the definition of sales of our assets for cash outside of the ordinary course of business.

On April 21, 2005, Nasdaq and NASD entered into a Stock Repurchase and Waiver Agreement whereby NASD consented to financing undertaken by Nasdaq in connection with the transactions contemplated under the merger agreement entered into by Nasdaq, Instinet Group Incorporated and Norway Acquisition Corp. on April 22, 2005 (the “Merger Agreement”). In exchange for the waiver, Nasdaq repurchased 384,932 shares of Series C Cumulative Preferred Stock for approximately $40 million, which included all accrued and unpaid dividends and Additional Redemption Amounts (as defined in the Certificate of Designations, Preferences and Rights of the Series C Cumulative Preferred Stock) due on these repurchased shares.

Investor Rights Agreement. Nasdaq has entered into an investor rights agreement with NASD, pursuant to which Nasdaq granted NASD certain registration rights with respect to the 953,470 outstanding shares of Series C Cumulative Preferred Stock and the shares of common stock underlying the warrants referred to below issued by NASD in two private placements in 2000 and 2001. In addition, NASD may direct, subject to the terms and conditions set forth in the investor rights agreement, that Nasdaq allow NASD members to subscribe to purchase up to 10,295,403 shares of common stock in the event that Nasdaq conducts an initial public offering of our common stock for cash.

Warrants and the Voting Trust Agreement. In connection with our restructuring in 2000, NASD sold 10,806,494 warrants to purchase up to an aggregate of 43,225,976 outstanding shares of common stock owned by NASD. Each warrant issued by NASD entitles the holder to purchase one share in each of four one-year exercise periods. The first exercise period expired on June 28, 2003 and the second exercise period expired on June 30, 2004. The third exercise period, during which the exercise price per share is $15, will expire on June 28, 2005. The fourth and final exercise period, during which the exercise price per share is $16, will expire on June 28, 2006. The voting rights associated with the shares of common stock underlying the warrants, as well as the shares of common stock purchased through the valid exercise of warrants, are governed by the voting trust agreement entered into by us, NASD and The Bank of New York, as voting trustee. Initially, the holders of the warrants will not have any voting rights with respect to the shares of common stock underlying such warrants. Until exchange registration is granted to Nasdaq, the shares of common stock underlying unexercised and unexpired warrant tranches, as well as the shares of common stock purchased through the exercise of warrants, will be voted by the voting trustee at the direction of NASD. The voting rights associated with the shares of common stock underlying unexercised and expired warrant tranches will revert to NASD. However, NASD has determined, commencing upon exchange registration, to vote any shares of common stock that it owns (other than shares underlying then outstanding warrants) in the same proportion as our other stockholders. Upon exchange registration, the warrant holders will have the right to direct the voting trustee as to the voting of the shares of common stock underlying unexercised and unexpired warrant tranches until the earlier of the exercise or the expiration of such warrant tranches. The shares of common stock purchased upon a valid exercise of a warrant tranche prior to exchange registration will be released from the voting trust agreement upon exchange registration. The shares of common stock purchased upon a valid exercise of a warrant tranche after exchange registration will not be subject to the voting trust agreement.

Separation and Common Services Agreement. Although it is contemplated that NASD will eventually completely divest its ownership interest in Nasdaq, there may still exist certain contractual relationships between the parties once this happens. For example, under the separation and common services agreement with NASD, NASD has provided us certain facilities sharing services for which Nasdaq paid NASD the costs of the services provided, including any incidental expenses associated with such services. The services provided by NASD have declined in recent years and resulted in costs and expenses of $1.2 million in 2003 and de minimis costs and expenses in 2004. Nasdaq does not anticipate NASD providing services of this nature to Nasdaq in future periods.

Defined-Benefit Pension Plan. Nasdaq is a participating employer in a noncontributory, defined-benefit pension plan that NASD sponsors for the benefit of its eligible employees and the eligible employees of its subsidiaries. The investment policy and strategy of the plan asset is established by the NASD Pension Plan Committee and reviewed on an annual basis, under the advisement of an investment consultant.

Agreements related to the American Stock Exchange. Nasdaq entered into a technology transition agreement with NASD and the American Stock Exchange (“Amex”), an affiliate of NASD until January 2005, to provide for the sharing of certain administrative and regulatory technologies between us and Amex and the provision of certain technology services by us to Amex. Pursuant to this agreement, Amex will pay us the direct costs of the services provided by us, plus certain administrative costs. In addition, this agreement provides that Nasdaq and NASD contribute to a fund, administered by NASD, to pay the costs incurred in the implementation of this agreement. In 2002 and 2001, Nasdaq accrued $5.3 million and $9.2 million, respectively, under this commitment, fulfilling our commitment. As of December 31, 2003, $9.5 million has been paid to Amex. The remaining funds were paid in 2004.

Nasdaq also entered into a master agreement with NASD and Amex to govern certain non-technology related matters among the parties. This agreement, among other things, set forth the terms, as between Nasdaq and Amex, pursuant to which Amex continued to list the QQQ. In November 2004, Nasdaq amended the master agreement and on December 1, 2004, the QQQ switched its listing venue to The Nasdaq Stock Market and trades under the ticker symbol “QQQQ.” Under the agreement, as amended, Amex will pay us a fee of $1.6 million for its listing, trading and marketing of QQQ during the period of January 1, 2003 to November 30, 2004, which will be partially offset by a payment by us to Amex of approximately $0.5 million for past services.

NASD Insurance Agency, LLC. In December 2002, Nasdaq purchased NASD’s 50.0% interest in NASD Insurance Agency, LLC (subsequently renamed the Nasdaq Insurance Agency, LLC) for a purchase price consisting of an upfront payment of $0.5 million and future contingent payments of up to $5.1 million based on the cash flows of the business through 2011. In December 2004, Nasdaq amended our payment terms with NASD to extend future contingent payments based on the cash flows of the business through 2016. On January 1, 2005, Nasdaq acquired the remaining 50.0% interest in the Nasdaq Insurance Agency, which it did not previously own, from a subsidiary of American International Group, Inc. for a nominal amount.

Leases. Nasdaq pays NASD and certain of its subsidiaries approximately $6.3 million on an annual basis for the use of approximately 127,000 square feet of office space in multiple locations.

Hellman & Friedman

On May 3, 2001, Nasdaq issued and sold $240 million in aggregate principal amount of its 4.0% Convertible Subordinated Notes due 2006 (previously defined as the “Voting Notes”) to Hellman & Friedman. On April 22, 2005, Nasdaq entered into a note amendment agreement with Hellman & Friedman providing for the exchange by Nasdaq of the Voting Notes for $240 million aggregate principal amount of Series B Notes and Series B Warrants to purchase 2,753,448 shares of common stock at $14.50 per share. The Series B Notes will be convertible into 16,551,724 shares of common stock, subject to adjustment, in general for any stock split, dividend, combination or other similar event.

On April 22, 2005, Nasdaq entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Norway Acquisition SPV, LLC (“Norway SPV”), providing for the sale by the Company to Norway SPV of $205 million aggregate principal amount of the Series A Notes and the Series A Warrants. Hellman & Friedman is the beneficial owner of $60 million of the Series A Notes and Series A Warrants to purchase 646,522 shares of common stock. The Warrants are exercisable for common stock on or after April 22, 2006; provided, that they may be exercised earlier in connection with a Fundamental Change. The

Notes will be governed by the terms of an indenture, dated as of April 22, 2005, between Nasdaq and Law Debenture Trust Company of New York, as trustee (the “Indenture”) and are convertible into common stock on or after April 22, 2006; provided, that they may be exercised earlier in connection with a Fundamental Change.

Under the terms of the Indenture, subject to certain exceptions, Nasdaq will be required to redeem the Series A Notes and Series A Warrants if the (i) Merger Agreement is terminated or (ii) if the merger of Instinet Group Incorporated with an affiliate of Nasdaq (the “Merger”) has not closed by April 22, 2006. The aggregate redemption price for Hellman & Friedman’s Series A Notes and Series A Warrants will be $60.0 million plus any accrued interest from its Series A Notes. Upon redemption of the Series A Notes, (i) the Indenture and the Series B Notes shall automatically be deemed to be amended to restate, with limited exceptions, the terms of the Voting Notes and (ii) the Series B Warrants will be terminated.

In addition, Nasdaq has agreed to hold a special stockholders’ meeting and recommend that its stockholders approve an amendment to its Certificate of Incorporation that would permit the holders of the Notes to vote on all matters submitted to a vote of Nasdaq’s stockholders. Under the terms of the proposed amendment, each holder of the Series A or Series B Notes would be entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of such holder’s Series A or Series B Notes on the applicable record date, subject to the 5% voting limitation contained in the Certificate of Incorporation.

Nasdaq has also agreed that in the event that the Nasdaq Board approves an exemption from the foregoing 5% limitation for any person pursuant to the Certificate of Incorporation (other than an exemption granted in connection with a strategic market alliance) and seeks the concurrence of the SEC with respect thereto, Nasdaq will grant Hellman & Friedman a comparable exemption from such limitation and use its best efforts to obtain SEC concurrence with respect to such exemption. Nasdaq has granted Hellman & Friedman certain registration rights with respect to the shares of common stock underlying the Notes and the Warrants. Additionally, Hellman & Friedman is permitted to designate one person reasonably acceptable to Nasdaq for nomination as a director of Nasdaq for so long as Hellman & Friedman owns Series B Notes and/or shares of common stock issued upon conversion representing at least 35% of the shares of common stock issuable upon conversion of the Series B Notes it initially received. Patrick Healy, a director of Nasdaq that has been nominated for re-election at the annual meeting, serves on the Nasdaq Board pursuant to the foregoing provision.

At the stockholders’ meeting discussed above, Nasdaq has also agreed to ask its stockholders to approve the potential issuance of the shares of common stock underlying approximately $7.8 million of the Series A Notes (the “Subject Shares”). On or prior to October 24, 2005 or, if later, five (5) business days after the stockholders’ meeting, the Company has the option to repurchase approximately $3.8 million aggregate principal amount of the Series A Notes from Hellman & Friedman for a repurchase price in cash equal to 105% of the aggregate principal amount plus any accrued and unpaid interest. If the stockholders do not approve the potential issuance of the Subject Shares, the Company intends to exercise such option.

Silver Lake Partners

On April 22, 2005, Nasdaq entered into the Securities Purchase Agreement with Norway SPV, providing for the sale by the Company to Norway SPV of $205 million aggregate principal amount of the Series A Notes and the Series A Warrants. Silver Lake Partners is the beneficial owner of $145 million of the Series A Notes and 1,562,500 Series A Warrants to purchase 1,562,500 shares of common stock at $14.50 per share. Silver Lake Partners’ Series A Notes will be convertible into 10,000,000 shares of common stock, subject to adjustment, in general for any stock split, dividend, combination or other similar event.

Under the terms of the Indenture, subject to certain exceptions, Nasdaq will be required to redeem the Series A Notes and Series A Warrants if the (i) Merger Agreement is terminated or (ii) if the Merger has not closed by April 22, 2006. The aggregate redemption price for Silver Lake Partners’ Series A Notes and Series A Warrants will be $145.0 million plus any accrued interest from the Series A Notes.

Nasdaq has granted Silver Lake Partners certain registration rights with respect to the shares of common stock underlying the Series A Notes and the Series A Warrants. Additionally, Silver Lake Partners is permitted to designate one person reasonably acceptable to Nasdaq for nomination as a director of Nasdaq for so long as Silver Lake Partners owns Series A Notes and/or shares of common stock issued upon conversion representing at least 35% of the shares of common stock issuable upon conversion of the Series A Notes initially purchased. Glenn H. Hutchins was designated by Silver Lake Partners and is being considered by Nasdaq’s Nominating Committee as a Class 1 Director to serve a term that expires at Nasdaq’s 2007 annual meeting of stockholders. Nasdaq anticipates appointing Mr. Hutchins to the Board of Directors on or before the annual meeting of stockholders.

In addition, Nasdaq has agreed to hold a special stockholders’ meeting and recommend that its stockholders approve an amendment to its Certificate of Incorporation that would permit the holders of the Notes to vote on all matters submitted to a vote of Nasdaq’s stockholders. Under the terms of the proposed amendment, each holder of the Series A or Series B Notes would be entitled to the number of votes equal to the number of shares of common stock that could be acquired upon conversion of such holder’s Series A or Series B Notes on the applicable record date, subject to the 5% voting limitation contained in the Certificate of Incorporation.

At the stockholders’ meeting described above, Nasdaq has also agreed to ask its stockholders to approve the potential issuance of the shares of common stock underlying the Subject Shares. If the stockholders fail to approve the potential issuance of the Subject Shares, Nasdaq will be required to redeem approximately $4.0 million aggregate principal amount of the Series A Notes from Silver Lake Partners for a repurchase price in cash equal to 105% of the aggregate principal amount plus any accrued and unpaid interest.

Directors and Officers

In 2001, Nasdaq made a loan to David P. Warren, an executive officer, in the amount of $225,000, which has been evidenced by a promissory note executed on December 28, 2001. The loan was advanced in two stages, $125,000 on May 22, 2001 and $100,000 on August 14, 2001. This full recourse promissory note is unsecured and bears interest at a rate of 5.31% compounded annually. The full amount of the loan remained outstanding as of December 31, 2004. The outstanding principal together with unpaid interest on the promissory notes is due and payable on the earlier of (i) May 1, 2006, (ii) three business days after Mr. Warren’s employment with Nasdaq is terminated by Nasdaq for cause or by Mr. Warren for any reason, other than his death or disability, (iii) 365 days following his death or disability, (iv) 90 days after his employment with Nasdaq is terminated by Nasdaq for any reason, other than on account of cause, death or disability and (v) an event of default with respect to Mr. Warren. The purpose of the loan was for the acquisition of Mr. Warren’s principal residence upon relocation to the New York area.

In connection with the Equity Plan, officers of Nasdaq received awards of options to purchase shares of common stock and/or restricted shares of common stock. Non-employee directors have the option to be awarded shares of restricted Common Stock under the Equity Plan. See “Director Compensation.” In connection with the ESPP, employees (including employees who are directors) have the opportunity to purchase shares of common stock.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Nasdaq. The Audit Committee also oversees the adequacy and effectiveness of Nasdaq’s regulatory and self-regulatory organization responsibilities; assesses Nasdaq’s regulatory performance; and assists the Nasdaq Board and other committees of the Board of Directors in reviewing the regulatory plan and the overall effectiveness of Nasdaq’s regulatory functions. The Audit Committee charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and Nasdaq applicable to companies listed on The Nasdaq National Market. The complete text of the charter, which reflects standards set forth in new SEC regulations and Nasdaq rules, is reproduced in Annex B to this proxy statement.

Each of the Audit Committee members meets the independence criteria prescribed by applicable law and the rules of the SEC for audit committee membership and is an “independent director” as defined in Nasdaq Marketplace Rule 4200(a)(15). Each of the Audit Committee members meets Nasdaq’s financial knowledge requirements, and Messrs. Casey, Markese and O’Neill have been designated by the Board of Directors as “audit committee financial experts” under SEC rules.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm (Nasdaq’s auditors) a formal written statement describing all relationships between the auditors and Nasdaq that might bear on the independent registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence and satisfied itself as to the firm’s independence. The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examination.

The Audit Committee discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of Nasdaq’s internal controls and the internal audit function’s organization, responsibilities, budget, and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee reviewed the audited financial statements of Nasdaq as of and for the fiscal year ended December 31, 2004, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of Nasdaq’s financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements.

Based on the above-mentioned reviews and discussions the Audit Committee recommended to the Board of Directors that Nasdaq’s audited financial statements be included in its Annual Report on Nasdaq’s Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC. The Audit Committee also recommended the reappointment, subject to Holder approval, of the independent registered public accounting firm and the Board of Directors concurred in such recommendation.

Members of the Audit Committee:

John D. Markese, Chairman Michael Casey Thomas F. O’Neill Mary Jo White

NASDAQ CODES OF ETHICS

Nasdaq has adopted the Nasdaq Code of Ethics (“Nasdaq Code”), which is applicable to all employees of Nasdaq, including the principal executive officer, the principal financial officer and controller and principal accounting officer (“Senior Executive and Financial Officers”). The Nasdaq Board has a separate Nasdaq Code of Conduct for the Board of Directors (“Board Code”), which contains provisions specifically applicable for directors. All employees, including the Senior Executive and Financial Officers of Nasdaq, are also subject to the NASD Code of Conduct (“NASD Code”). The Nasdaq Code, NASD Code, and Board Code are all available on Nasdaq’s Legal and Compliance website (www.nasdaq.com/about/CodesofConduct.stm). Nasdaq intends to post amendments to or waivers from the Nasdaq Code or the NASD Code (to the extent applicable to its Senior Executive and Financial Officers) or to the Board Code at this location on its website and in any manner otherwise required by the standards applicable to companies listed on The Nasdaq Stock Market.

STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Holders who wish to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in the Proxy Statement for Nasdaq’s 2006 annual meeting must submit the same to Nasdaq’s Corporate Secretary, Joan C. Conley, on or before December 31, 2005 at Nasdaq’s headquarters, One Liberty Plaza, New York, New York 10006 and must otherwise comply with the requirements of Rule 14a-8.

A Holder who wishes to nominate a person for election as director at an annual or special meeting, or to introduce an item of business at an annual meeting, must also comply with the procedures specified in Nasdaq’s By-Laws. Under these procedures, a stockholder must submit the proposed nominee or proposed item of business by delivering a notice to be received by Nasdaq’s Corporate Secretary at the above address in accordance with the following time frames:

•	In the case of a nomination or proposed item of business for an annual meeting, the notice must normally be delivered not more than 120 nor less than 90 days prior to the first anniversary of the prior year’s meeting. Assuming the 2006 annual meeting is held on schedule, the notice must be delivered on or prior to the close of business on February 24, 2006 but no earlier than the close of business on January 25, 2006.

•	However, if Nasdaq holds its annual meeting on a date that is more than 30 days before or 70 days after such anniversary date, the notice must be delivered no earlier than 120 days prior to the date of the annual meeting nor later than the later of the ninetieth day prior to the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by Nasdaq.

•	If Nasdaq holds a special meeting to elect directors, a notice with respect to the nomination of a person for election as director must be delivered no earlier than 120 days prior to the date of the special meeting nor later than the later of the ninetieth day prior to the date of the special meeting or the tenth day following the day on which public announcement of the date of such meeting and the nominees proposed by the Nasdaq Board is first made by Nasdaq.

The notice required by the By-Laws shall contain: (i) as to each person whom a Holder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors under SEC rules and such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; (ii) as to any other business that the Holder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration, and in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Holder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the Holder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such Holder, as they appear on Nasdaq’s books, and of such beneficial owner, (B) the class and number of shares of capital stock of Nasdaq that are owned beneficially and of record by such Holder and such beneficial owner, (C) a representation that the Holder is a holder of record of stock of Nasdaq entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (D) a representation whether the Holder or the beneficial owner, if any, intends or is part of a group that intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Nasdaq’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from Holders in support of such proposal or nomination.

In addition, Holders may recommend individuals for consideration by the Nominating Committee for nomination to the Nasdaq Board. Holders should submit such recommendations in writing, together with any supporting documentation the Holder deems appropriate, to Nasdaq’s Corporate Secretary at the address set forth above prior to December 31, 2005.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders and other parties interested in communicating directly with the Chairman of the Board or individual directors or particular Nasdaq Board committees may do so by addressing correspondence to the intended recipient or recipients on the Nasdaq Board

c/o The Nasdaq Stock Market, Inc. Office of the Corporate Secretary

One Liberty Plaza

New York, New York 10006

Nasdaq’s Corporate Secretary regularly forwards all correspondence to the addressees on the Nasdaq Board. In addition, concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of Nasdaq’s internal audit department and Office of General Counsel and handled in accordance with procedures established by the Audit Committee with respect to such matters.

STOCKHOLDERS SHARING THE SAME ADDRESS

Nasdaq has adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, Nasdaq will deliver only one copy of its annual report to stockholders, which includes a copy of its Annual Report on Form 10-K for the year ended December 31, 2004, without exhibits, and this proxy statement to multiple stockholders who share the same address (if they appear to be members of the same family) unless Nasdaq has received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure reduces Nasdaq’s printing costs, mailing costs and fees and also supports the company’s environmental goals.

The annual report (including exhibits to the Form 10-K) and this proxy statement are available at Nasdaq’s web site at www.nasdaq.com/investorrelations/ir_home.stm under the link entitled “SEC Filings.” Nasdaq will deliver promptly upon written or oral request a separate copy of the annual report and this proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or this proxy statement, stockholders should contact Nasdaq:

c/o Mellon Investor Services

85 Challenger Road

Ridgefield Park, NJ 07666

A copy of any or all exhibits to the Form 10-K will be furnished for a fee which will not exceed Nasdaq’s reasonable expenses in furnishing the exhibits.

If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent and receive a separate copy of Nasdaq’s annual report or proxy statement in the future, please contact Nasdaq c/o Mellon Investor at the address above.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

THE NASDAQ STOCK MARKET, INC.

April 29, 2005

Annex A

AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

OF

THE NASDAQ STOCK MARKET, INC.

Upon approval of the holders of 66 2/3% of the total Nasdaq Securities entitled to vote at the annual meeting, Article Fifth of the Certificate of Incorporation hall be amended to read as set forth below:

1. ARTICLE FIFTH paragraph B is hereby amended to read in its entirety as follows:

“B. Subject to the provisions of this paragraph B, the Board (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article Fourth hereof, (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Each director elected or appointed prior to the effectiveness of this Certificate of Amendment under the General Corporation Law of the State of Delaware shall serve for his or her full term, such that the term of each Class I director shall expire at the 2007 annual meeting of stockholders; the term of each Class II director shall expire at the 2005 annual meeting of stockholders; and the term of each Class III director shall expire at the 2006 annual meeting of stockholders. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible. The term of each director elected at the 2005 annual meeting of stockholders and at each subsequent annual meeting of stockholders shall expire at the first annual meeting of stockholders following his or her election. Commencing with the 2007 annual meeting of stockholders, the foregoing classification of the Board shall cease, and the directors, other than the Preferred Stock Directors, shall be elected by the holders of the Voting Stock (as hereinafter defined) and shall hold office until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.”

2. ARTICLE FIFTH paragraph C is hereby amended to read in its entirety as follows:

“C. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall only be filled by the Board. No decrease in the number of directors shall shorten the term of any incumbent director.”

3. ARTICLE FIFTH paragraph D is hereby amended by deleting the words “only for cause and” from the text of the paragraph.

A-1

Annex B

THE NASDAQ STOCK MARKET, INC.

AUDIT COMMITTEE

AUDIT COMMITTEE CHARTER

Organization

This Charter governs the operations of the Nasdaq Audit Committee (the “Committee”). The Charter will be reviewed and reassessed, at least annually, by the Committee and will be approved by the Board of Directors. The Committee shall be appointed by the Board of Directors in compliance with Article IV, Section 4.13(g) of the Nasdaq By-Laws and shall consist of four or five Directors, each of whom is independent of management. Members of the Committee shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that may interfere with the exercise of their independence in carrying out the responsibilities of a director.* All Committee members will be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the individual’s financial sophistication, including service as a Chief Executive Officer, Chief Financial Officer, or other senior officer with financial oversight responsibilities or otherwise satisfy standards for financial expertise required for audit committees of companies listed on The Nasdaq National Market.

Statement of Policy

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and Nasdaq’s audit, financial reporting and the legal and compliance process. In so doing, it is the responsibility of the Committee to maintain free and open communication with independent auditors, internal auditors, and Nasdaq’s management. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of Nasdaq and the power to retain independent counsel, or other experts, and funding sufficient for this purpose.

Responsibilities and Processes

The primary responsibility of the Committee is to oversee Nasdaq’s financial reporting process on behalf of the Board of Directors and report the results of these activities to the Board. Management is responsible for preparing Nasdaq’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate policy for quality financial reporting, sound business risk management practices, and ethical behavior.

*	Directors shall meet the standards for independence set forth in Section 10A (m) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), the rules promulgated by the Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market Rule 4200(a), as amended. The composition and responsibilities of the Committee also will be consistent with SEC guidance, and in particular with the SEC Order set forth in Release No. 34-37538. Industry and Non-Industry Directors are not disqualified from serving on the Committee solely because they are employees or officers of a member firm or listed company as long as the Board of Directors determines that such Directors are independent of management according to the standards set forth above.

The following shall be the principal recurring processes of the Committee in carrying out its responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate. The responsibilities and processes of the Committee shall be consistent with the Exchange Act and the rules and regulations adopted by the SEC.

1. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of Nasdaq’s shareholders. The Committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder ratification in any proxy statement).

2. The Committee is responsible for ensuring its receipt from the independent auditors at least annually of a formal written statement delineating all relationships between the auditor and Nasdaq, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the independent auditor. Additionally, the Committee shall review with the independent auditors any audit problems or difficulties and management responsiveness. The Committee shall prescribe what services are allowable by the independent auditors and approve in advance all services provided by the auditors (see Independent Public Auditor Services section). The Committee shall review all proposed Nasdaq hires formerly employed by the independent auditors.

3. The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing, compensation, and resources. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of Nasdaq’s internal controls, including Nasdaq’s system to monitor and manage business risk, and legal and ethical compliance programs and financial reporting. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations. The internal auditors shall report directly to the Committee and have free and open access to information deemed necessary by them to perform their assessments. The Committee shall provide oversight over the system of internal controls, relying upon management’s and the internal and independent auditors representations and assessments of the controls.

4. The Committee shall review the interim financial statements and earnings releases with management and the independent auditors prior to the filing of Nasdaq’s quarterly report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5. The Committee shall review with management and the independent auditors the financial statements to be included in Nasdaq’s annual report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K) and quarterly reports on Form-Q, including MD&A disclosures, their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit, including the management letters, reports and attestations prepared by management and the independent auditors to comply with the Exchange Act and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and SEC rules.

6. The Committee shall review and approve all related party transactions consistent with the rules applied to companies listed on The Nasdaq National Market.

7. The Committee shall have responsibility for, and oversight of, a confidential and anonymous process and procedures for the receipt, retention and treatment of submissions regarding accounting, internal accounting controls or audit matters. All such relevant submissions must be reported to the Committee.

8. The Committee shall oversee the adequacy and effectiveness of Nasdaq’s regulatory and self-regulatory organization responsibilities; assess Nasdaq’s regulatory performance; assist the Board and other committees of the Board in reviewing the regulatory plan and the overall effectiveness of Nasdaq’s regulatory functions.

9. An annual performance appraisal of the Audit Committee.

Independent Public Auditor Services

The independent auditor is prohibited from performing any of the following services for Nasdaq:

•	bookkeeping or other services related to the accounting records or financial statements of the audit client;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management or human resources functions;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

All audit and allowable non-audit services must be approved in advance by the Committee. However, the Chairman of the Committee is delegated authority to approve in advance non-audit services by the independent auditor to support business development, consulting on accounting issues (subject to the prohibitions above) or tax consulting to the extent permitted by SEC rules, if such non-audit services do not exceed $100,000 in the aggregate between meetings of the Committee and the Committee is informed of such pre-approval by the Chairman at the Committee’s next meeting.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE NASDAQ STOCK MARKET, INC.

The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all Nasdaq Securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the company to be held May 25, 2005 at 10:00 a.m., local time at One Liberty Plaza, 50th Floor, New York, New York 10006, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐

	FOR	WITHHELD FOR ALL
ITEM 1. ELECTION OF DIRECTORS	☐	☐			ITEM 2. REORGANIZATION OF NASDAQ INTO A NEW HOLDING COMPANY STRUCTURE	FOR ☐	AGAINST ☐	ABSTAIN ☐

    Nominees:

    01 Daniel Coleman

    02 Patrick J. Healy

    03 Merit E. Janow

    04 Thomas G. Stemberg

    05 Mary Jo White

Withheld for the nominees you list below:

(Write that nominee’s name in the space provided below.)

			I /WE WILL ATTEND THE MEETING	☐	ITEM 3. AMEND NASDAQ’S RESTATED CERTIFICATE OF INCORPORATION	FOR ☐	AGAINST ☐	ABSTAIN ☐
					ITEM 4. APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM	AGAINST ☐	ABSTAIN ☐	ABSTAIN ☐
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Signature _______________________________________ Signature _______________________________ Date _____________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your Nasdaq Securities in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/ndaq Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report/Form 10-K and Proxy Statement on the Internet at www.nasdaq.com/investorrelations